INFORMATION HEREIN MARKED WITH "[CT  REQUESTED]" HAS BEEN
DELETED PURSUANT TO  A REQUEST FOR CONFIDENTIAL TREATMENT  FILED
WITH THE SECURITIES AND EXCHANGE  COMMISSION PURSUANT TO RULE
24B-2 UNDER  THE SECURITIES EXCHANGE ACT OF 1934.



                     SENIOR DEBT FACILITY AGREEMENT



AGREEMENT dated    1996 between:

1. AMERICAN BANKNOTE AUSTRALASIA LIMITED (ACN 072 664 692) incorporated in Victoria of Level 28, 525 Collins Street,
Melbourne, Victoria (to be renamed ABN Holdings Limited) (the
Borrower);

2. EACH COMPANY set out in schedule 1 or which has executed a Guarantor Accession Deed (each, a Guarantor);

3.    EACH BANK OR FINANCIAL INSTITUTION set out in schedule 2
(each, a Participant); and

4.    BT MANAGEMENT SERVICES PTY LIMITED (ACN 008 640 168) of The
Chifley Tower, 2 Chifley Square, Sydney, New South Wales as agent for the Participants (in this capacity, the Agent).

 RECITAL

The Borrower and each Guarantor has requested the Participants to provide the Borrower with facilities under which financial accommodation may be made available to the Borrower.

 IT IS AGREED as follows.

1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions

     The following definitions apply unless the context requires otherwise. ABN means American Banknote Corporation incorporated in Delaware of 49th Floor, 200 Park Avenue, New York, New York. ABNAH means American Banknote Australasia Holdings Inc., incorporated in Delaware of 49th Floor, 200 Park Avenue, New York, New York. ABN Pacific means ABN Pacific Pty Limited (ACN 072 977 265).

     Accommodation Date means a Drawdown Date or a Selection Date. Accounts means profit and loss accounts, balance sheets and cash flow statements together with any statements, reports (including, without limitation, any directors' and auditors' reports) and notes attached to or intended to be read with any of them. AIL means Amcor Investments Pty Limited (ACN 004 345 868)

     [CT REQUESTED] means the cash advance of:

     (a)    [CT REQUESTED] if Scenario 1 occurs;

     (b)    [CT REQUESTED] if Scenario 2 occurs; and

     (c)    [CT REQUESTED] if Scenario 3 occurs,

     which AIL has provided or is to provide to the Borrower.
Asset has the meaning given in each of the Australian Sale
Agreement and the New Zealand Sale Agreement. Associate in relation to an entity means:

     (a)    a Related Corporation of that entity;

     (b) an entity, or the trustee or manager of a trust, which has a Controlling Interest in that entity, or a Related
Corporation of that entity;

     (c) a Related Corporation of an entity included in paragraph (b) or (e);

     (d) an executive director of that entity or an entity included in paragraph (a), (b) or (c) or of the manager or of the trustee of any trust included in paragraph (a), (b) or (c) or a spouse, child, parent or sibling of that director;

     (e) a corporation, or the trustee or manager of a trust, in which one or more entity or person mentioned in paragraph
(a), (b), (c), (d), (e), (f) or (g) alone  or together has a
Controlling Interest;

     (f) the trustee of a discretionary trust of which an entity or person included in paragraph (a), (b), (c), (d), (e) or (g) is a beneficiary (whether or not through one or more other discretionary trusts); or

     (g) an entity of which an executive director of that entity or a Related Corporation of that entity is also a director.

     For the purposes of this definition:

     (i) where a person is a beneficiary of a discretionary trust, that person will be taken to own, and control, all the assets of that trust;

     (ii)   director has the meaning given in the Corporations
Law; and

     (iii) a person has a Controlling Interest in a corporation or trust if:

 (A) the corporation or its directors, or the trustee or manager of the trust or its directors, are accustomed, or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of that person or of that person in concert with others; or

 (B) the person has a relevant interest (as defined in the Corporations Law) in more than 51% of the issued or voting shares, units or other interests in the corporation or trust
(in number, voting power or value), or would have that relevant interest if any rights were exercised to subscribe for, or acquire or convert into, shares, units or other interests which are issued or unissued. The definition of relevant interest applies as if units or other interests were shares.

     [CT REQUESTED] Agreement means the Sale Agreement dated [CT
REQUESTED] between the Borrower, [CT REQUESTED] relating to the sale and purchase of the [CT REQUESTED] of the Business.

     Authorisation includes:

     (a) any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Governmental Agency; or

     (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

     Authorised Officer means:

     (a) in respect of the Borrower or any Guarantor, any director or secretary, or any person from time to time nominated as an Authorised Officer by the Borrower or the relevant
Guarantor by a notice to the Agent accompanied by certified copies of signatures of all new persons so appointed; and

     (b) in respect of the Agent or a Participant, any person whose title or acting title includes the word Manager or President or cognate expressions, or any secretary or director.

     Availability Period means for:

     (a)    the Term Facility, subject to clause 10.4(f) the [CT
REQUESTED] and expiring on [CT REQUESTED] (or such later period as the Agent and the Borrower may agree in writing) or, if earlier, [CT REQUESTED]; or

     (b)    the [CT REQUESTED], the period commencing on [CT
REQUESTED] and expiring on [CT REQUESTED] (or such later period as the [CT REQUESTED]) or, if earlier, the date on which all LC
Commitments are cancelled.

     BABN  means BABN Technologies Corporation, incorporated in
Canada.  Bank Bill Rate in relation to a Funding Period means:

     (a)    the rate determined by the Agent to be the [CT
REQUESTED] displayed at or about 10.30 am (Sydney time) on the first day of [CT REQUESTED] for a term equivalent or approximately equivalent to the [CT REQUESTED]; or

     (b)    if:

 (i)   for any reason there is no rate displayed for  a period
[CT REQUESTED]; or

 (ii) the basis on which that rate is displayed is changed and in the opinion of the Agent that rate ceases to reflect the Participants' cost of funding to the same extent as at the date of this Agreement, then the [CT REQUESTED] will be the [CT REQUESTED]. If there are no [CT REQUESTED] will be the [CT REQUESTED].

     Rates will be expressed as a [CT REQUESTED]. Beneficiary means the beneficiary of a Letter of Credit. Bill means a Bill of Exchange as defined in the Bills of Exchange Act 1909. Business means the security printing business carried on at the date of this Agreement by Fortonic, PSS and the Purchase Divisions which is to be purchased by any Group Member under the Sale Agreements and then carried on by the Group, as it may develop or be expanded from time to time. It includes, without
limitation:  (a)    the manufacture and supply of personalised
cheques and cheque books, deposit books, bank cheques, postal money orders and bearer securities;

     (b) the provision of electronic printing services including for cheque and credit card statements, car registrations, superannuation statements and council rate notices;

     (c) the manufacture and supply of plastic transaction cards, telephone cards, plastic promotional and membership cards and photographic drivers and firearms licences;

     (d) the provision of bureau personalisation services, encoding and barcoding services;

     (e) the sale and/or maintenance of photographic, personalisation and encoding equipment;

     (f) if Scenario 2 or Scenario 3 occurs, the manufacture and supply of lottery tickets and other gaming or wagering materials; and

     (g)    anything developed from the above.

     Business Day means a weekday on which banks are open in Sydney and Melbourne.

     Charge means any charge, debenture or other Security Interest given by the Borrower or a Guarantor to secure the Secured Moneys (including without limitation the Debenture Trust Deed and any Satisfactory Charge). Collateral Security means any Security Interest, Guarantee or other document or agreement at any time created or entered into as security for any Secured Moneys. Commitment in relation to a Participant means:

     (a)    in relation to the Term Facility, its Term
Commitment; and

     (b)    in relation to the LC Facility, its LC Commitment.

     Completion has the meaning given to "First Completion" in the Sale Agreements. Current Assets means at any time the total amount shown by the Accounts as current assets of the Group on a consolidated basis.

     Current Liabilities means at any time the total amount shown by the Accounts of all current liabilities of the Group on a consolidated basis in respect of Financial Indebtedness or otherwise (including the Principal Outstanding payable in the immediately following 12 month period). Debenture Trust Deed means the Debenture Trust Deed dated on or before the date of this agreement between the Borrower, the Guarantors and BT Securities Limited. [CT REQUESTED] means an amount calculated as follows:

     [CT REQUESTED]

     Where:

     [CT REQUESTED];

     [CT REQUESTED]

     [CT REQUESTED]. Distribution means, in relation to a company, any payment or distribution of any money or other assets to a shareholder of the company or an Associate of the company or
that shareholder, including without limitation:  (a)    any
dividend or other distribution, whether of a capital or revenue nature, to a company's shareholders or stockholders as such;
(b) any application or distribution of any property or assets to purchase, redeem or otherwise retire any shares or stock in a
company;  (c)    any reduction (followed by any distribution) of
a  company's capital;  (d)    any payment or exchange of property
or assets for property, assets or services for a consideration which (independently valued) exceeds the fair market value of the property, assets or services acquired, or any gift; (e) any management or other fee;

     (f)    any interest or principal under a loan; and

     (g) any transfer or settlement or setting aside of property or assets to meet or effect any other Distribution mentioned above,

     but does not include:

     (h)    any director's fee determined at market rates; and

     (i) any distribution required or permitted under the Term Facility or the LC Facility.

     Drawdown Date means the date on which any accommodation under this Agreement is or is to be drawn using any Undrawn Commitments. Drawdown Notice means a notice under clause 5. [CT REQUESTED] means in respect of any period the amount shown by [CT REQUESTED].

     [CT REQUESTED] means in respect of any period the amount shown by [CT REQUESTED].

     Environmental Law means a provision of a law or a law, which relates to an aspect of the environment or health.

     Equity Investor means any person, other than ABNAH, who subscribes for ordinary shares in the Borrower. Event of Default has the meaning in clause 18.1. Excluded Tax means:

     (a) any Tax imposed by a jurisdiction (other than Australia or any political subdivision or Taxing authority of or in Australia) solely as a consequence of any Indemnified Party being organised or doing business in that jurisdiction;

     (b) any Tax imposed on the net income or revenues of an Indemnified Party:

 (i)   by any jurisdiction outside Australia; or

 (ii) by Australia or any political subdivision or Taxing authority of or in Australia as a consequence of any Indemnified Party being or becoming a "resident" of Australia or carrying on business in Australia through a "permanent establishment" in Australia (as those terms are defined in the Income Tax Assessment Act 1936 or any relevant statutory concept which replaces or is in addition to those concepts); and

     (c) any withholding tax imposed by Australia or any political subdivision or Taxing authority of or in Australia on any payment made or to be made by or on behalf of the Borrower (including without limitation payment by the Agent) to or income derived by an Indemnified Party who is a non-resident of Australia or who is a resident of Australia deriving the income or payment through an overseas branch. Executive means:

     (a)    [CT REQUESTED];  (b)    [CT REQUESTED];  (c)    [CT
REQUESTED];  (d)    [CT REQUESTED]; or  (e)    if Scenario 2 or
Scenario 3 occurs, [CT REQUESTED].

     Facility means the Term Facility or the LC Facility.
Financial Indebtedness means any indebtedness, present or future, actual or contingent in respect of moneys borrowed or raised or any financial accommodation whatever. Without limitation, it includes:

     (a) indebtedness under or in respect of a negotiable or other financial instrument, Guarantee, redeemable share, share the subject of a Guarantee, discounting arrangement, finance or capital Lease, hire purchase, deferred purchase price (for more than 90 days) of an asset or service or an obligation to deliver goods or other property or provide services paid for in advance by a financier or in relation to another other financing transaction; and

     (b) the mark to market exposure under any interest, gold or currency exchange, hedge or arrangement of any kind,

     but does not include any off balance sheet operating Lease or any payment by a trade customer in advance of delivery of goods or services on ordinary commercial terms.

     Fortronic means [CT REQUESTED] and each of the Assets owned by it.

     Fortronic Share means any Marketable Security of Fortronic.
Funding Period means, in relation to a Segment of the Term
Facility, a period for the fixing of interest rates for the Segment.

     In each case the period commences on the Drawdown Date of the Segment or the last day of the preceding Funding Period of the Segment (as appropriate) and has a duration selected under clause 7.

     Governmental Agency means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange. Group means the Borrower and its Subsidiaries. Group Member means each company which is a member of the Group.

     Guarantee means any guarantee, indemnity, letter of credit, legally binding letter of comfort or suretyship, or any other legally binding obligation or irrevocable offer (whatever called and of whatever nature):

     (a)    to pay or to purchase;

     (b) to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services, or otherwise) for the payment or discharge of;

     (c) to indemnify against the consequences of default in the payment of; or

     (d)    to be responsible otherwise for,

     an obligation or indebtedness of another person, a dividend, distribution, capital or premium on shares, stock or other interests, or the insolvency or financial condition in each case of another person. Guarantor Accession Deed means a deed substantially in the form of annexure C. Holding Subsidiary means [CT REQUESTED] (to be renamed American Banknote Australasia Pty Limited). Indemnified Party means the Agent, a Participant or any person whom the Agent, the Borrower and the Guarantors agree will be an Indemnified Party. Intellectual Property means any intellectual or industrial property including without limitation:

     (a) a patent, trade mark or service mark, copyright, registered design, trade secret, or confidential information; or

     (b) a licence or other right to use or to grant the use of any of the foregoing or to be the registered proprietor or user of any of the foregoing.

     Interest Expense means, for any period, all interest and amounts in the nature of interest or of similar effect to interest (including amounts other than principal payable under this Agreement) paid or payable by any Group Member shown by the
Accounts for that period including:  (a)    any dividend or
distribution payable on any Marketable Security included as Financial Indebtedness;

     (b) the interest portion of rentals in respect of capitalised Lease obligations;

     (c) the face amount of bills of exchange or other financial instruments (but not reliquefication bills drawn under this Agreement) drawn, issued, endorsed or accepted by any Group Member less their net proceeds after discount or issue and payment of any acceptance, endorsement, underwriting or similar fee;

     (d) all line, facility, letter of credit, guarantee and similar fees and all fees and other amounts of a regular or recurring nature payable in relation to Financial Indebtedness but not:

 (i)   unused line fees; and

 (ii) establishment, arrangement and other fees payable once only on the initial provision of financial accommodation,

 but excluding all transactions between any two Group  Members;
and  (e)    interest payable under any Secured Financing.  [CT
REQUESTED] means, [CT REQUESTED].

     LC Facility means the Facility provided under clause 12.

     [CT REQUESTED] means a [CT REQUESTED].

     Lease means:

     (a) any lease, charter, hire purchase or hiring arrangement of any property (including, without limitation, a right to use Intellectual Property or a franchise);

     (b) an agreement under which property is or may be used or operated by a person other than the owner; or

     (c) an agreement or arrangement under which property is or may be managed or operated by a person other than the owner, and the operator or manager or its Related Corporation or Associate (whether in the same or another agreement or arrangement) is required to make or assure minimum, fixed and/or floating rate payments of a periodic nature.

     Letter of Credit means a letter of credit issued or to be issued under clause 12. Liquidation includes receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, bankruptcy or death. Majority Participants means Participants whose Commitments are more than two thirds of the total of the Commitments.  [CT REQUESTED] required to be made
by the Borrower:  (a)    on a [CT REQUESTED] in accordance with
clause  10.1(a); or

     (b)    in accordance with clause 10.1(b).

     [CT REQUESTED] means with respect to any financial year, the earlier of:

     (a)    the date [CT REQUESTED]

     (b)    (i)   where the end of the financial year is [CT
REQUESTED]; or

 (ii)    where the end of the financial year is [CT  REQUESTED].

     Margin means [CT REQUESTED] per annum.

     Marketable Security has the meaning given in the Corporations Law, but also includes:

     (a) a document referred to in the exceptions to the definition of debenture in the Corporations Law;

     (b)    a unit or other interest in a trust or partnership;

     (c)    a negotiable instrument; and

     (d)    a right or an option in respect of a Marketable
Security, whether issued or unissued, including, without limitation, any of the above. [CT REQUESTED] Agreement means the master agreement dated [CT REQUESTED] between the Borrower, [CT
REQUESTED].

     Material Adverse Effect means a material adverse effect on the ability of the Relevant Companies as a whole to perform their obligations under the Relevant Documents, on the security of the Indemnified Parties or on the financial condition or business of the Relevant Companies as a whole. Material Document means:

     (a)    a Sale Agreement;

     (b)    the Shareholders Agreement;

     (d)    each agreement relating to the AIL Debt;

     (e)    each Subordinated Guarantee;  (f)    each
Subordinated Security;

     (g) the Memorandum and Articles of Association of the Borrower;

     (h)    the Underwriting Agreement;

     (j) each Real Property Lease which has a term of more than [CT REQUESTED] with a rent greater than [CT REQUESTED] per annum;

     (k)    the PSS Shareholders Agreement;

     (l) each contract entered into by a Group Member or otherwise in connection with the Business under which goods or services are provided by the Group Member which contract has total annual payments [CT REQUESTED] or more per annum
(including without  limitation a [CT REQUESTED]; or

     (m) another document or agreement which is material to the Business, the Mortgaged Property or the security of the Indemnified Parties or which is agreed by the Borrower and the Agent to be a Material Document.

     Mortgaged Property means the property mortgaged or charged by a Charge or any Collateral Security. Net Worth means at any time Total Assets less Total Liabilities at that time. New Rights means all assets, rights, powers and proceeds of any nature at any time attaching to, or arising out of a holding in, any Marketable Securities included in the Mortgaged Property,
including, without limitation:  (a)    all money, distributions
and dividends;  (b)    any Marketable Security, any right to take
up Marketable Securities or any allotment of further Marketable Securities, and includes any certificate or other evidence of title to the Marketable Securities or to anything specified in this definition;

     (c) any proceeds of, or of the disposal of, anything specified in this definition; and

     (d) any Marketable Security resulting from the conversion, consolidation or sub-division of a Marketable
Security, and includes any certificate or other evidence of title to a Marketable Security or to anything specified in this definition.

     [CT REQUESTED] Agreement means the Sale Agreement dated [CT
REQUESTED] between the Borrower, [CT REQUESTED].

     Notifiable Transaction means any transaction entered into or to be entered into by the Borrower or a Guarantor which results in the Borrower or a Guarantor being or becoming liable to make a payment or to deliver any property or assets to, or provide services to or in respect of any liability of, an Associate of the Borrower or of a Guarantor other than:

     (a) the allotment of ordinary shares in the Borrower or a Guarantor for full consideration in cash; or

     (b) a transaction which only involves the Borrower and/or Guarantors.

     Participant means a Participant set out in schedule 2 or a person who becomes a Participant under clause 31.2.

     Potential Event of Default means anything which with the giving of notice or passage of time or both would become an Event of Default. Principal Outstanding means the total principal amount of all outstanding Segments and all principal outstanding under the LC Facility. PSS means [CT REQUESTED]. PSS Completion has the meaning given to it in the Australian Sale Agreement.

     [CT REQUESTED] Agreement means a [CT REQUESTED], in the form of the [CT REQUESTED]. Purchase Division means each of the following divisions of Leigh-Mardon Pty Limited immediately prior to Completion to be purchased by any Group Members under the Sale
Agreements:

     (a)    [CT REQUESTED] Division;

     (b)    [CT REQUESTED] Division;

     (c)    [CT REQUESTED] Division [CT REQUESTED];

     (d)    [CT REQUESTED] Division [CT REQUESTED]; and

     (e)    [CT REQUESTED] Division [CT REQUESTED],

     and each of the Assets owned by them.

     Quarterly Date means the last day of March, June, September and December in each year. Real Property means the following:
(a)    [CT REQUESTED];

     (b)    [CT REQUESTED];

     (c)    [CT REQUESTED];

     (d)    [CT REQUESTED];

     (e)    [CT REQUESTED];

     (f)    [CT REQUESTED];

     (g)    [CT REQUESTED];

     (h)    [CT REQUESTED];

     (i)    [CT REQUESTED];

     (j)    [CT REQUESTED];

     (k)    [CT REQUESTED];

     (l)    [CT REQUESTED];

     (m)    [CT REQUESTED]; or

     (n) any other real property which may be leased to a Group Member from time to time.

     Real Property Lease means a Lease to any Group Member with respect to any Real Property.

     Reference Bank means [CT REQUESTED].

     Related Corporation has the meaning given to related body corporate in the Corporations Law, but on the basis that Subsidiary has the meaning given in this Agreement and that body corporate includes any entity or a trust. Relevant Company means:

     (a)    a Group Member; or

     (b) another person who gives or creates a Guarantee or Security Interest which secures any Secured Moneys.

     Relevant Document means a Transaction Document or a Material
Document.  Reliquefication Bill means a Bill drawn under clause
11.  Repayment Date means in relation to:

     (a)    the Term Facility, each date set out as a Repayment
Date in column 1 of schedule 3; and

     (b)    the LC Facility, [CT REQUESTED].

     Sale Agreement means:  (a)    the [CT REQUESTED] Agreement;

     (b)    the [CT REQUESTED] Agreement; or

     (c) the [CT REQUESTED] Agreement; Same Day Funds means a bank cheque or other immediately available funds.

     Satisfactory Charge means a first charge over all assets to secure the Secured Moneys where the Agent has received documents or evidence in connection with that charge satisfactory to the Agent (including, where requested, opinions).

     Scenario means Scenario 1, Scenario 2 or Scenario 3.
Scenario 1 will occur when no shares in PSS are to be purchased by any Group Member.

     Scenario 2 will occur when [CT REQUESTED] of the issued shares in PSS are to be purchased by any one or more Group
Members.

     Scenario 3 will occur when [CT REQUESTED] of the issued shares in PSS are to be purchased by any one or more Group
Members.

     Secured Financing means accommodation provided to the Borrower or any Group Member by the Beneficiary on the security of a Letter of Credit. Secured Moneys means all money which the Borrower and the Guarantors (whether each of them alone or with another person) is or at any time may become actually or contingently liable to pay to or for the account of an Indemnified Party (whether alone or with another person) for any reason whatever under or in connection with a Transaction Document.

     It includes, without limitation, money by way of principal, interest, fees, costs, indemnities, Guarantees, charges, duties or expenses or payment of liquidated or unliquidated damages under or in connection with a Transaction Document, or as a result of a breach of or default under or in connection with a Transaction Document. Where the Borrower or Guarantor would have been liable but for its Liquidation, it will be taken still to be liable. A reference to an amount for which a person is contingently liable includes, without limitation, an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise.

     Security Interest includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset.

     Without limitation it includes retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security but it excludes a charge or lien arising in favour of a Governmental Agency by operation of statute unless there is default in payment of moneys secured by that charge or lien. Segment means each portion of the accommodation made available under the Term Facility which has the same Funding Period and Selection Date.

     Selection Date means the last day of a Funding Period. Selection Notice means a notice under clause 6. Share of a Participant, in respect of a Segment or any principal outstanding under the LC Facility, means the proportion of that Participant's participation in that Segment or principal to the amount of the Segment or principal (such proportion to be determined under clause 2).

     Shareholders Agreement means the Shareholders and Subscription Agreement dated on or about [CT REQUESTED] between any [CT REQUESTED] with respect to their share holdings in the Borrower in a form and substance satisfactory to the Agent. Shareholders' Funds means at any time the amount shown by the Accounts on a consolidated basis for the Group as the sum of total ordinary equity plus reserves plus retained earnings plus preference capital. [CT REQUESTED] means a Guarantee given by a [CT REQUESTED]. [CT RREQUESTED] means a Security Interest given by a [CT REQUESTED]. [CT REQUESTED] means any deed or arrangement [CT REQUESTED].

     Subsidiary has the meaning given in the Corporations Law but so that:

     (a) an entity will also be deemed to be a Subsidiary of a company if it is controlled by that company (expressions used in this paragraph have the meanings given for the purposes of Parts 3.6 and 3.7 of the Corporations Law);

     (b) a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share; and

     (c) a corporation or trust may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation.

     [CT REQUESTED] means with respect to any period, [CT
REQUESTED] for that period less:

     (a)    [CT REQUESTED] under this Agreement or under any [CT
REQUESTED] for that period;

     (b) [CT REQUESTED] which are required to be actually paid (not deferred or accrued);

     (c) any amounts required to be paid for that period in accordance with clause 8;

     (d)    [CT REQUESTED] with the prior consent of the Agent
(acting on the instructions of the Majority  Participants);  (e)

 [CT REQUESTED] succeeding that period and [CT  REQUESTED];

     (f)    an amount equal to [CT REQUESTED] of the [CT
REQUESTED] referred to in paragraph (a); and  (g)    [CT
REQUESTED], being [CT REQUESTED] for the succeeding financial year. Tax includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Governmental Agency, and any related interest, penalty, charge, fee or other amount. Term Commitment means, in relation to a Participant and a Scenario, the amount opposite that Participant's name in Column 2 of Part A of schedule 2 with respect of that Scenario, as reduced or cancelled under this Agreement. Term Facility means the Facility provided under clause 11. Term Undrawn Commitment means a Participant's Term Commitment less the total principal amount of its Share of all outstanding Segments of the Term Facility. Total Assets means at any time the total amount shown by the most recent Accounts prior to that time as the assets of the Group on a consolidated basis.

     Total Liabilities means at any time the total amount shown by the most recent Accounts prior to that time as the liabilities of the Group on a consolidated basis.

     Transaction Document means:

     (a)    this Agreement;

     (b)    each Charge;

     (c)    any Collateral Security;

     (d)    the Subordination Deed;

     (e)    any Guarantor Accession Deed;

     (f)    the undertaking by ABN referred to in clause
15.1(l);

     (g) any Drawdown Notice, any Selection Notice or any debenture or other certificate or Security Interest issued under a Charge;

     (h) any Derivative Contract (as defined in the Subordination Deed); or

     (i) a document or agreement entered into or provided for the purpose of amending or novating, any of the above. It includes, without limitation, an undertaking by or to a party or its lawyers under or in relation to any of the above. [CT REQUESTED] means the [CT REQUESTED] dated [CT REQUESTED] between [CT REQUESTED]. Undrawn Commitment means the LC Undrawn Commitment or the Term Undrawn Commitments.

1.2   Interpretation

     Headings are for convenience only and do not affect
interpretation.  The following rules apply unless the context
requires otherwise.  (a)    The singular includes the plural and
the converse.

     (b)    A gender includes all genders.

     (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

     (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of the foregoing.

     (e) A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Agreement.

     (f) A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns.

     (g) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

     (h) A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

     (i) A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing.

     (j) An Event of Default subsists until it has been waived in writing by the Agent acting on the instructions of the Majority Participants.

     (k)    Substantial means not merely nominal.

     (l)    All references to dollars are to Australian dollars.

     (m) Mentioning anything after include, includes or including does not limit what else might be included.

     (n) A reference to an asset includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset.

1.3   Determination, statement and certificate

     Except where otherwise provided in this Agreement any determination, statement or certificate by the Agent or any Participant or an Authorised Officer of the Agent or any Participant provided for in this Agreement is evidence of the matter stated in it unless the contrary is proved. It binds the parties in the absence of manifest error.

1.4   Document or agreement

     A reference to:  (a)    an agreement includes a Security
Interest, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

     (b) a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

     A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Agreement.

1.5   Repayment and prepayment

     A reference to repayment or prepayment of all or part of an amount under the LC Facility is to payment to the Agent of the whole or the relevant portion of the face amount of the relevant Letter of Credit or the reduction, expiry or cancellation of that Letter of Credit (if that Letter of Credit has not been drawn on).

1.6   Principal

     A reference to principal or principal amount, in relation to an amount under or in respect of the LC Facility, is to the maximum liability of the Participants under any Letter of Credit comprising that amount.

1.7   Trust

     Unless the context requires otherwise, a reference to a transaction, asset, act or liability of any nature of the Group Member includes its transactions, assets, acts or liabilities as trustee. Where the Group Member incurs an obligation, it incurs that obligation both in its own right and in its capacity as trustee, unless the obligation relates only to an asset which it holds in its own right and not as trustee.

1.8   Current accounting practice and accounting terms

     A reference to current accounting practice is to accounting principles and practices applying by law or otherwise generally accepted in Australia, consistently applied. Unless otherwise defined, accounting terms should be interpreted in accordance with current accounting practice. When calculating any covenant under clause 17.4, the value of any asset of a Group Member will be its book value unless revalued with the agreement of the Agent.

1.9   Outstanding

     A reference to an outstanding Letter of Credit is to a Letter of Credit which has not expired (or which has expired but a draft has been drawn or payment made under it) and for which the Borrower has not provided cash cover under this Agreement or reimbursement in full.

1.10 Debenture Trust Deed Each Group member agrees that for the purposes of the Debenture Trust Deed:

     (a)    the Majority Participants shall be the "Majority
Stockholders"; and

     (b)    the Transaction Documents shall be the "Transaction
Documents",

     as those terms are used in the Debenture Trust Deed.

2.    COMMITMENTS

2.1   Commitments

     Subject to this Agreement each Participant agrees with the Borrower to make available its participation in each Segment of the Term Facility and to participate in the LC Facility. The total principal amount of a Participant's participation in:

     (a) all outstanding Segments of the Term Facility will not at any time exceed its Term Commitment; and

     (b)    the LC Facility will not at any time exceed its LC
Commitment.

2.2   Allocation among Participants

     Each Participant shall participate in each Segment ratably according to its Commitment.

2.3   Obligations several

     The obligations and rights of each Participant under this Agreement are several and:

     (a) failure of a Participant to carry out its obligations does not relieve any other Participant of its obligations;

     (b) no Participant is responsible for the obligations of any other Participant or the Agent; and

     (c) subject to the Transaction Documents each Participant may separately enforce its rights under any Transaction Document.

2.4   Scenario 2

     Notwithstanding any other provision of this Agreement,
Scenario 2 will not occur, and the Participants will not be
required to provide any Term Commitment with respect to Scenario
2, unless all Participants agree.  3.    CANCELLATION OF
COMMITMENTS

3.1   During Availability Period

     On giving not less than five Business Days irrevocable notice to the Agent, the Borrower may cancel all or part of the Undrawn Commitments without penalty. A partial cancellation must be in a minimum of [CT REQUESTED] and in a whole multiple of [CT REQUESTED] unless the Agent agrees otherwise.

3.2   Allocation among Participants

     Any partial cancellation will be applied ratably against the Undrawn Commitment of each Participant. The Agent shall promptly notify each Participant of any notice received under this clause and the amount of that Participant's Commitment which is cancelled.

3.3   At end of Availability Period

     At the close of business (Sydney time) on the last day of the Availability Period the Undrawn Commitments of the Participants will be cancelled.

3.4   Reduction on repayment or prepayment

     On any repayment of the Term Facility under clause 8 or payment under clauses 9, 10 or 11.2, or any prepayment of all or part of the Principal Outstanding under the Term Facility, the Term Commitments will be reduced by an amount equal to the principal amount so repaid or prepaid.

4.    PURPOSE

4.1   Term Facility

     The Borrower shall use the net proceeds of the Term Facility to fund the purchase of:

     (a)    shares in Fortonic and (unless Scenario 1 occurs)
PSS; and

     (b)    the Purchase Divisions,

     in accordance with the Sale Agreements, together with:  (c)

 any cash injection with respect to debtors incidental to that purchase; and

     (d) all the associated costs and expenses of that purchase,

     and for no other purpose.

4.2   LC Facility

     The Borrower shall use, or shall procure the use by a Group
Member of, the net proceeds of the LC Facility with respect to:

     (a) financing the working capital (including any overdraft) or trade finance requirements of the Group in carrying on the Business;

     (b) issuance of performance bonds by any person in relation to obligations of a Group Member;

     (c) such other purposes as the Agent (acting on the instructions of the Participants who have agreed in writing to provide any LC Commitments) may agree,

     and for no other purpose.

5.    DRAWDOWN NOTICES

5.1   When notice to be given - Term Facility

     Whenever the Borrower wishes to make a drawing under the Term Facility using any of the Term Undrawn Commitments it shall give to the Agent on behalf of itself and the Guarantors an irrevocable Drawdown Notice substantially in the form of annexure A specifying that a drawing is to be made under the Term Facility. That Drawdown Notice must be received by the Agent by 11 am (Sydney time) two Business Days before the proposed Drawdown Date (which must be a Business Day) or on such other day as the Agent (acting on the instructions of the Majority Participants) may agree in writing.

5.2 When notice to be given - LC Facility Whenever the Borrower wishes to make a drawing under the LC Facility using any of the LC Undrawn Commitments it shall give to the Agent on behalf of itself and the Guarantors an irrevocable Drawdown Notice substantially in the form of annexure A specifying that the drawing is to be made under the LC Facility. That Drawdown Notice must be received by the Agent by 11 am (Sydney time) two Business Days before the proposed Drawdown Date (which must be a Business Day) or on such other day as the Agent (acting on the instructions of the Majority Participants) may agree in writing.

5.3   Notification of Participants

     The Agent shall give prompt notice to each Participant of the contents of each Drawdown Notice relating to the Term
Facility and the LC Facility and the amount of each Participant's
Share of each Segment requested.

6.    SELECTION NOTICE

6.1   When Notice to be given

     By 11 am (Sydney time) two Business Days before the last day of each Funding Period (or on such other day as the Agent may agree in writing) the Borrower shall give to the Agent an irrevocable Selection Notice unless the Borrower is obliged to repay or prepay the relevant Segment on that last day in accordance with this Agreement. The Selection Notice must be substantially in the form of annexure B.

6.2   Failure to give Selection Notice

     If the Borrower fails to give a Selection Notice in accordance with clause 6.1 it will be taken to have served a Selection Notice electing to continue the Segment under the Term Facility and with the same Funding Period and making without qualification the statement set out in paragraphs (4)(a) and (b) of annexure B.

6.3   Notification of Participants

     The Agent shall give prompt notice to each Participant of the contents of each Selection Notice and the amount of each Participant's Share of each Segment to be continued.

7.    SELECTION OF FUNDING PERIODS

     (a) Subject to this clause, the Borrower may only select a Funding Period of 90 days.

     (b) The Borrower may select any other period agreed by the Agent to enable consolidation of Segments.

     (c) Should a Funding Period end on a day which is not a Business Day, that Funding Period will end on the next Business
Day.

     (d) If a Funding Period of a number of months commences on a date in a month and there is no corresponding date in the month in which it is to end, it will end on the last Business
Day of the latter month.

     (e) No Funding Period may extend beyond the final Repayment Date. The Borrower shall select Funding Periods for Segments so as to ensure that each Repayment Date for the Term Facility coincides with the last day of Funding Periods of outstanding Segments of that Facility which have a principal amount not less than the principal amount to be repaid on that day.

     (f) If the Borrower fails to select Funding Periods complying with this clause the Agent may vary any Drawdown
Notice or Selection Notice to ensure  compliance.

8.    REPAYMENT

8.1   Repayment - Term Facility

     (a) The Borrower shall repay the Principal Outstanding under the Term Facility by instalments on the Repayment Dates.

     (b) Each instalment will be of a principal amount on each Repayment Date as set out opposite that Repayment Date in column 2 of schedule 3.

     (c) The Borrower shall apply any Surplus Cashflow by way of prepayment of the Term Facility under clause 10.

     (d)    The final instalment will be the Principal
Outstanding as at the final Repayment Date.

8.2   Repayment - LC Facility

     (a) The Borrower shall repay the LC Facility in accordance with this Agreement or as otherwise agreed under the LC Facility.

     (b)    The Borrower shall finally repay the Principal
Outstanding under the LC Facility on the Repayment Date for the LC Facility.

8.3   Allocation among Participants

     Repayments will be applied ratably among the Participants according to their participation in the Principal Outstanding for that Facility.

8.4   Allocation among Segments

     All repayments will be applied in reduction of those Segments which the Borrower may specify after consultation with the Agent. To the extent practicable repayments will only be applied against Segments which have Selection Dates falling on the relevant Repayment Date.

9.    PREPAYMENTS

9.1   Compulsory prepayment if conditions subsequent not met

     The Borrower shall repay the Principal Outstanding on the 31st day following the first Drawdown Date or such later date as the Agent may reasonably agree and all Commitments are cancelled as of that day if the conditions subsequent in clause 15.3 are not satisfied.

9.2   Voluntary prepayments

     (a) Subject to this clause, if it gives at least 5 Business Days' prior notice to the Agent (who shall promptly notify the Participants) the Borrower may prepay all or part of the Principal Outstanding under the Term Facility or the LC Facility. The notice is irrevocable. The Borrower shall prepay in accordance with it.

     (b) Unless the Agent agrees otherwise, prepayment of part only of a Segment or any amount under the LC Facility may only be made in a principal amount of a minimum of [CT
REQUESTED] and a whole multiple of  [CT REQUESTED].

9.3   Voluntary prepayment on expiry of Funding Period

     (a) Prepayments under clause 9.2 with respect to the Term Facility may only be made on the last day of the Funding
Period of the relevant Segment.

     (b)    Prepayments under clause 9.2 with respect to the LC
Facility may only be made in accordance with the  terms of the LC
Facility.

9.4   Interest

     The Borrower shall pay any interest accrued on any amount prepaid under this Agreement at the time of the prepayment.

9.5   Limitation on prepayments

     The Borrower may not prepay all or part of the Principal
Outstanding except in accordance with this Agreement.

9.6   Application against repayment Instalments

     (a) Prepayments of the Principal Outstanding under the Term Facility (other than prepayments under clause 10) will be applied:

 (i) as to [CT REQUESTED] against repayment instalments in order of maturity; and

 (ii) as to [CT REQUESTED] against repayment instalments in inverse order of maturity. The amounts set out in column 2 of schedule 3  shall be reduced accordingly.

     (b) Prepayments of the Principal Outstanding under clause 10 will be applied against repayment instalments in inverse order of maturity. The amounts set out in column 2 of schedule 3 shall be  reduced accordingly.

9.7   Apportionment

     Prepayments under clauses 9.2 and 10 will be applied ratably in reduction of the respective participation of all the Participants in the Principal Outstanding under the applicable
Facility.

9.8   No redrawing - Term Facility

     Prepayments or repayments under the Term Facility will not
be available for redrawing.  9.9   Redrawing - LC Facility

     Subject to this Agreement, prepayments or repayments under the LC Facility will be available for redrawing.

10.   MANDATORY PREPAYMENT

10.1    Mandatory Prepayment

     Notwithstanding any other provision of this Agreement:

     (a) on each Mandatory Prepayment Date the Borrower shall pay, or shall procure the Group Members to pay, an amount equal to [CT REQUESTED] for the financial year to which that Mandatory Prepayment Date relates toward prepayment of the Term Facility;

     (b)    if a Group Member receives any amount under a Sale
Agreement by reason of a breach of warranty 5 in schedule 5 of the Australian Sale Agreement or warranty 5 in schedule 5 of the New Zealand Sale Agreement (a Recovery) and:

 (i) there is a breach of clause 17.4 by reason of that breach of warranty, the Borrower shall promptly pay toward prepayment of the Term Facility an amount equal to so much of the Recovery as is necessary in order for the Borrower and the Guarantors to rectify that breach of clause 17.4; or

 (ii) in all other cases, the Borrower shall promptly pay toward prepayment of the Term Facility an amount equal to that percentage of Recovery which equals the Debt Percentage at that time; and

     (c)    if a Group Member receives any amount under clause
3.1(a) of the Master Sale Agreement, it shall promptly pay that amount toward prepayment of the Term Facility.

10.2    Reduction of Term Commitments

     Upon any repayment under clause 10.1, the sum of the Term
Commitments will be permanently reduced by the amount of such repayment. Any repayment under that clause shall be treated as a prepayment under clause 9.

10.3    Calculation of Surplus Cashflow  (a)    The Agent shall
calculate the Surplus Cashflow for any period within 30 days of receiving audited annual Accounts for that period and all other information from the Borrower which the Agent requires to make the calculation. The Borrower shall promptly provide all such information to the Agent on request.

     (b) Once the Agent has calculated the Surplus Cashflow for a period, and its calculations have been approved by the Majority Lenders, it shall promptly notify the Borrower of the amount payable under clause 10.1 for that period. The Agent shall provide the Borrower with a copy of its calculations in determining that amount.

     (c) A failure by the Agent to calculate the Surplus Cashflow for a period within the time stated in paragraph (a) does not affect the Agent's or a Participant's entitlement to any amount under clause 10.1 with respect to that Surplus Cashflow.

     (d) The Borrower will have no obligation to make a Mandatory Prepayment until the Agent has calculated the amount of the Mandatory Prepayment and notified the Borrower.

10.4 Borrower's dispute of Surplus Cashflow calculation If the Borrower disagrees with the Agent's assessment of Surplus Cashflow for a particular period and the Agent and the Borrower are unable to agree on that Surplus Cashflow then the following procedure applies.

     (a) The Borrower shall pay any amount required to be paid by it under clause 10.1 with respect to the Surplus
Cashflow as calculated by the Agent.

     (b) The Borrower shall within 10 Business Days of being notified of the Agent's assessment of Surplus Cashflow notify the Agent that the Borrower disputes that assessment and requires the Surplus Cashflow to be reviewed in accordance with this clause 10.4.

     (c) If the Borrower disputes the assessment, it shall direct its auditor to review the Agent's calculation of the Surplus Cashflow for the relevant period within 15 Business Days of the Borrower giving a notice to the Agent under paragraph
(b). The Borrower shall direct the auditor to notify the Agent and the Borrower:

 (i) whether the auditor determines that the Agent's calculation of the Surplus Cashflow is correct;

 (ii) if the Auditor so determines, the amount which the auditor has calculated to be the correct amount of Surplus
Cashflow; and

 (iii) the auditor's reasons for coming to any determination. The Surplus Cashflow for the period will be the amount so notified unless the auditor has indicated a different amount under sub-paragraph (ii). That different amount shall be the Surplus Cashflow for the period.

     (d) The costs of the auditor in determining Surplus Cashflow shall be borne by the Borrower unless the auditor's recalculation of Surplus Cashflow (if any) is more than 20% above or below the Agent's calculation, in which case the Agent shall pay the costs of the auditor.

     (e) If the auditor's recalculation of Surplus Cashflow is such that the Borrower is required to pay a lesser amount under clause 10.1 than it actually paid under paragraph (a), the difference between those two amounts will be available for redrawing in accordance with this Agreement.

     (f) To the extent that any amount is available to be redrawn under paragraph (e) (the Redrawn Amount), the Availability Period will be taken to have expired, with respect to a Commitment equal to the Redrawn Amount only, on the Business Day after that redrawing is made. This paragraph (f) applies notwithstanding any prior cancellation of any Commitment or any previous redrawing under paragraph (e).

10.5    Payment during Funding Period  If a Mandatory Prepayment
is not paid on a Selection Date, the Agent will hold that
Mandatory Prepayment on deposit until the next Selection Date and on that Selection Date will apply that amount under clause
9.6(b).  The Borrower's obligation to make that payment will
reduce accordingly.  11.   TERM FACILITY

11.1    Advance of Segment

     (a) Subject to this Agreement, whenever the Borrower requests a Segment of the Term Facility, each Participant shall make available its Share of that Segment to the Agent in immediately available funds by 11.00 am (Sydney time) on the relevant Accommodation Date for the account of the Borrower, except to the extent the Segment continues a previous Segment of the Term Facility.

     (b) On receipt the Agent will pay it to the relevant account specified in the Drawdown Notice or Selection Notice.

     (c) The first Segment of the Term Facility must not be less than [CT REQUESTED. Each subsequent Segment of the Term
Facility must not be less than [CT  REQUESTED].

11.2    Repayment

     The Borrower shall repay each Segment of the Term Facility provided to it on the last day of its Funding Period except to the extent it is being continued on that day.

11.3    Interest

     Interest will accrue from day to day on the outstanding principal amount of each Segment of the Term Facility at the rate determined by the Agent to be the aggregate of the Margin and the Bank Bill Rate for the relevant Funding Period. The Borrower shall pay accrued interest in arrears on the last day of each Funding Period and on repayment or prepayment of all or the relevant part of the Segment.

11.4    Preparation of Reliquefication Bills

     The Borrower irrevocably and for valuable consideration authorises each Participant (at the option of the Participant) from time to time:

     (a) to prepare Reliquefication Bills in relation to a Segment of the Term Facility; and

     (b) by its Authorised Officer, to sign them as drawer, endorser and/or acceptor in the name of and on behalf of the Borrower.

11.5    Requirements of Reliquefication Bills

     (a) The total face amount of Reliquefication Bills prepared by any Participant and outstanding in relation to any Segment must not at any time exceed:

 (i) that Participant's Share of the principal amount of that Segment; plus

 (ii) the total interest which has accrued or will accrue on that Share during the relevant Funding Period.

     (b) Reliquefication Bills must mature on or before the last day of the relevant Funding Period or as agreed by the Agent.

11.6    Dealing with Reliquefication Bills

     Each Participant may realise or deal with any Reliquefication Bill prepared by it as it thinks fit.

11.7    Indemnity

     (a) Each Participant shall indemnify the Borrower on demand against all liabilities, costs and expenses incurred by the Borrower by reason of it being a party to a Reliquefication
Bill prepared by that  Participant.

     (b) Paragraph (a) does not affect any obligation of the Borrower under this Agreement. In particular the obligation of the Borrower to pay any principal, interest or other moneys under this Agreement is absolute and unconditional. It is not in any way affected by any liability of a Participant, contingent or otherwise, under this indemnity.

     (c) If a Reliquefication Bill is presented to the Borrower and the Borrower discharges it by payment, the amount of that payment will be taken to have been applied against the moneys outstanding under this Agreement to that Participant.

11.8    Stamp duty on Reliquefication Bills

     Each Participant shall pay any stamp duty on Reliquefication
Bills requested by it.

12.   LETTER OF CREDIT FACILITY

12.1    Issue of Letters of Credit

     Subject to this Agreement, whenever the Borrower gives a Drawdown Notice requesting a Letter of Credit:

     (a)    the Agent shall promptly notify the Participants;

     (b) by 11.00 am (Sydney time) on the second Business Day before each Drawdown Date each Participant shall authorise the Agent to execute and issue on its behalf the Letter of Credit or Letters of Credit requested in the relevant Drawdown Notice or such other time as the Agent agrees;

     (c) that authorisation must be substantially in the form of annexure D and must be given by tested telex or other means acceptable to the Agent; and

     (d) if it receives those authorisations, on that Drawdown Date the Agent shall issue the Letter of Credit or Letters of Credit on behalf of the Participants in their respective Shares.

12.2    Form

     Each Letter of Credit must be substantially in the form of annexure E or in any other form agreed by the Agent, the Borrower and the Participants.

12.3    Number

     No more than three (or such greater number as may be agreed between the Borrower and the Agent acting on the instructions of the Majority Participants) Letters of Credit may be outstanding under this Agreement at any one time.

12.4    Expiry date

     Each Letter of Credit will expire on the day specified in the relevant Drawdown Notice, which day must be no later than:

     (a) where relevant, within [CT REQUESTED] after the final maturity date of the relevant Secured Financing; and

     (b)    the last day of the Availability Period for the LC
Facility.

12.5    Amount

     The principal amount of any Letter of Credit must be a minimum of [CT REQUESTED] and must not cause a breach of the limit in clause 2.1 and, in the case of a Letter of Credit which secures Secured Financing, must not exceed the maximum liability of the Borrower for repayment of principal under that Secured Financing.

12.6    Secured Financing

     (a) The Borrower shall ensure that it is a term of any Secured Financing that at any time after a declaration by the Agent under clause 18.2(a) all money owing under that Secured Financing (whether actually or contingently) will be immediately due and payable upon written request by the Agent (acting on the instructions of the Majority Participants) to the Beneficiary.

     (b) The Borrower must advise the Agent of the terms and conditions of the Secured Financing.

12.7    Participant as Beneficiary

     A Participant may be a Beneficiary of a Letter of Credit.
In that case, when demand is made by it under the Letter of Credit, it will be deemed to have made a payment equal to its Share of the amount of the demand.

12.8 Agent's authority Each Participant irrevocably authorises the Agent to execute and issue Letters of Credit on its behalf and in its name in accordance with this clause. The
Agent may rely on any tested telex or other communication that it believes genuine.

12.9    Notification of issue

     The Agent shall promptly inform the other Participants of the issue of any Letter of Credit.

12.10   Drawings procedure

     (a) The Agent shall give each Participant prompt notice of any claim under any Letter of Credit. That notice will include or have attached the form of the claim and its annexures and specify the amount claimed from that Participant.

     (b) If the claim complies with the Letter of Credit each Participant shall pay the Agent the amount payable by that Participant under the Letter of Credit as soon as practicable and no later than the next Business Day.

12.11   Recovery by Agent

     (a) Unless it has received notice to the contrary, the Agent may assume that each Participant will pay the full amount payable by it under clause 12.10(b). In reliance on that assumption it may pay that amount to the Beneficiary under the Letter of Credit. It need not do so.

     (b) If that amount is paid by the Agent but is not paid by the Participant:

 (i) the Agent may recover it from the Participant with interest, which will accrue at the rate determined by the Agent, in accordance with its usual practice, as the rate for advances of similar duration and amount to banks and financial institutions of the standing of the Participant; and

 (ii) so long as and to the extent that it is not paid by the Participant the Agent may recover it from the Borrower under clause 12.13 as if it were a Participant and the relevant amount had been paid by it as a Participant under  the Letter of Credit.

 The Agent may make simultaneous claims under sub-paragraphs (i) and (ii) but, with the exception of accrued interest, amounts paid under one will commensurately reduce the amount payable under the other.

12.12   Payment of Secured Financings by Group Member

     The Group Members shall pay all principal, interest and other amounts when due and payable under or in relation to each Secured Financing.

12.13   Indemnity

     (a) (Payment) On demand the Borrower shall pay to the Agent in the currency of the relevant Letter of Credit for the account each Participant all amounts paid or required to be paid by that Participant under any Letter of Credit together with interest from the date of payment under the Letter of Credit calculated as specified in clause 20.

     (b) (General indemnity) On demand the Borrower shall indemnify each Participant and the Agent against any loss, cost, charge, liability or expense sustained or incurred in relation to any Letter of Credit or as a direct or indirect consequence of any claim made or purported to be made under any Letter of Credit, or anything done by any person who is, or claims to be, entitled to the benefit of a Letter of Credit, other than any loss, cost, charge, liability or expense sustained or incurred by or because of the wilful misconduct or negligence of the Agent or any Participant.

12.14   Obligations unconditional

     The Borrower's obligations under clause 12.13 are absolute and unconditional. They will not be subject to any reduction, termination or other impairment by any set-off, deduction, abatement, counterclaim, agreement, defence, suspension, deferment or otherwise and the Borrower will not be released, relieved or discharged from any obligations under this Agreement, nor will such obligations be prejudiced or affected, for any
reason including without limitation:  (a)    any falsity,
inaccuracy, insufficiency or forgery of or in any demand, certificate or declaration or other document which on its face purports to be signed or authorised pursuant to a Letter of Credit;

     (b) any failure by any Participant or the Agent to enquire whether any cable or telex has been inaccurately transmitted or received from any cause or has been sent by an unauthorised person;

     (c) the impossibility or illegality of performance of or any invalidity of or affecting any Transaction Document, any Secured Financing or any Letter of Credit or any other agreement;

     (d) any act of any Governmental Agency or arbitrator, including any law, judgment, decree or order at any time in effect in any jurisdiction affecting any of the terms of any Transaction Document, any Secured Financing or any other document delivered pursuant to any Transaction Document;

     (e) any failure to obtain any Authorisation necessary or appropriate in connection with this Agreement; or

     (f) any time, waiver or other indulgence granted by any Participant or the Agent,

     except to the extent arising from the wilful misconduct or negligence of the Agent or any Participant. Neither the Agent nor the Participants are liable or under any duty to enquire in respect of any of the matters mentioned in the above paragraphs.

12.15 Indemnity from Participants to Agent Each Participant shall indemnify the Agent (in that capacity only) for any loss, cost, charge, liability or expense the Agent may sustain or incur in relation to or as a direct or indirect consequence of the issue of a Letter of Credit on that Participant's behalf.

13.   PAYMENTS

13.1    Manner

     The Borrower and each Guarantor shall make all payments under any Transaction Document in Same Day Funds by 11 am (Sydney time) on the due date to the address for service of notices of the Agent, or to the account specified by the Agent from time to time in respect of that currency, without set-off or counterclaim and without deduction or withholding, whether on account of Taxes (other than any Excluded Tax) or otherwise.

13.2    Payment to be made on Business Day

     Whenever any payment becomes due on a day which is not a Business Day, the due date will be the next Business Day in the same calendar month or, if none, the preceding Business Day.

13.3    Distribution by Agent

     Unless any Transaction Document expressly provides otherwise, the Agent shall promptly distribute amounts received under any Transaction Document for the account of the Participants ratably among them and in like funds as they are received by the Agent. To make any distribution the Agent may buy and sell currencies in accordance with its normal procedures.

13.4    Appropriation where insufficient moneys available

     Where amounts required to be distributed by the Agent under clause 13.3 on any day are not sufficient to make all the payments required, those amounts will be appropriated between principal, interest and other amounts then payable as the Agent determines. This appropriation will override any appropriation made by the Borrower. Without limitation the Agent may appropriate amounts first in payment of amounts payable to it by way of indemnity or reimbursement.

13.5    Unanticipated default

     (a) (Assumption as to payment) The Agent may assume that a party (the Payer) due to make a payment for the account of another party (the Recipient) makes that payment when due unless the Payer notifies the Agent at least one Business Day before the due date that the Payer will not be making the payment.

     (b) (Reliance on assumption) In reliance on that assumption, the Agent may make available to the Recipient on the due date an amount equal to the assumed payment.

     (c) (Recoupment) If the Payer does not in fact make the assumed payment, the Recipient shall repay the Agent the amount on demand. The Payer will still remain liable to make the assumed payment, but until the Recipient does repay the amount, the Payer's liability will be to the Agent in the Agent's own right.

     (d) (Interest) If the Payer is the Borrower or a Guarantor any interest on the amount of the assumed payment accruing before recovery will belong to the Agent. If the Payer is a Participant that Participant shall pay interest on the amount of the assumed payment at the rate determined by the Agent, in line with its usual practice, for advances of similar duration to financial institutions of the standing of the Participant.

13.6    Rounding

     In making any allocation or appropriation under any Transaction Document the Agent may round amounts to the nearest dollar.

14.   CHANGES IN LAW

14.1    Increased costs

     Whenever any Indemnified Party determines that:

     (a) the effective cost to the Indemnified Party of making, funding or maintaining any Segment, any Letter of Credit or its Commitment is increased in any way;

     (b) any amount paid or payable to the Indemnified Party or received or receivable by the Indemnified Party, or the effective return to the Indemnified Party or any of its holding companies, under or in respect of any Transaction Document is reduced in any way;

     (c) the return of the Indemnified Party or any of its holding companies on the capital which is or becomes directly or indirectly allocated by the Indemnified Party or the holding company to any Segment, any Letter of Credit or its Commitment is reduced in any way; or

     (d) insofar as any relevant law, official directive or request relates to or affects its Commitment, any Segment, any Letter of Credit or the Transaction Documents, the overall return on capital of the Indemnified Party or any of its holding companies is reduced in any way, as a result of any change in, any making of, or any change in the interpretation or application by any Governmental Agency of, or compliance with, any law, official directive or request, then:

     (e) that Indemnified Party will use reasonable endeavours to notify the Borrower promptly of any event which it reasonably believes is likely to have the above effect;

     (f) (when it has calculated the effect of the above and the amount to be charged to the Borrower under this clause) that Indemnified Party shall promptly notify the Borrower of those calculations (with reasonable details of calculations on request by the Borrower); and

     (g) on demand from time to time the Borrower shall pay for the account of the Indemnified Party the amount certified by an Authorised Officer of the Indemnified Party to be necessary to compensate the Indemnified Party or the relevant holding company (as the case may be) for the increased cost or the reduction. That certificate is conclusive.

     Without limiting the above in any way, this clause applies:

     (h) to any law, official directive or request with respect to Taxation except an Excluded Tax or on reserve, liquidity, capital adequacy, special deposit or similar requirements;

     (i) to official directives or requests which do not have the force of law where it is the practice of responsible bankers or financial institutions in the country concerned to comply with them; and

     (j) where the increased cost or the reduction arises because the relevant Indemnified Party or any of its holding companies is restricted in its capacity to enter other transactions, is required to make a payment, or forgoes or earns reduced interest or other return on any capital or on any sum calculated by reference in any way to the amount of any Segment, any Letter of Credit, its Commitment or to any other amount paid or payable or received or receivable under any Transaction Document or allocates capital to any such sum.

14.2    Minimisation

     (a) (No defence) It will not be a defence that any cost, reduction or payment referred to in this clause could have been avoided.

     (b) (Negotiation) At the request of the Borrower the Agent and any relevant Participant shall negotiate in good faith with the Borrower with a view to finding a way of minimising any cost, reduction or payment or the effect of any unlawfulness or impracticability referred to in clause 14.5.

14.3    Survival of obligations

     This clause survives the repayment of any relevant Segment, Letter of Credit or Principal Outstanding and the termination of this Agreement.

14.4    Prepayment on increased costs

     (a) Within 60 days after the Borrower receives a notice under clause 14.1(e), the Borrower may notify the relevant Participant through the Agent that it wishes to prepay the Participant's participation in any Segment affected or cancel any Letter of Credit affected (if that Letter of Credit has not been drawn on).

     ?    The notification will be irrevocable.  In the case  of
the Term Facility, the Borrower shall prepay in accordance with it on the last day of the relevant Funding Period or Funding Periods current when the notification is given (in the case of the Term Facility). In the case of the LC Facility, the Borrower shall procure the release and return of the relevant Letter of Credit by the Beneficiary to the Agent and if that Letter of Credit has not been drawn on, the Agent will cancel it.

14.5    Illegality

     If the making of, or a change in the interpretation or application by any Governmental Agency of, any law or treaty makes it unlawful or impracticable for any Participant to make, fund or maintain the advances or accommodation required under this Agreement:

     (a) that Participant may terminate its Commitment by notice to the Borrower;

     (b) if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, the Borrower shall:

 (i) in the case of the Term Facility, prepay that Participant's participation in the Principal Outstanding; or

 (ii) in the case of a Letter of Credit, the Borrower will procure the cancellation and return to the Agent of the relevant Letter of Credit and pay to the Agent for the account of the Participants the total face amount of any relevant outstanding Letters of Credit, together with all interest, fees and other amounts payable to that Participant under this Agreement, on the date which is the earlier of:

 (iii) 10 Business Days after the Borrower became aware of the requirement to repay; and

 (iv) the last day permitted under the relevant law or treaty; and

     (c) the Borrower (if relevant) procure the cancellation and return of the relevant Letter of Credit and shall make the prepayment immediately or, if in the opinion of the relevant Participant delay in prepayment is permitted by the law or treaty, or will not cause a breach of the law or treaty, on the latest permitted day.

15.   CONDITIONS PRECEDENT

15.1    Conditions precedent to Drawdown Notice

     The right of the Borrower to give a Drawdown Notice and the obligations of each Participant under this Agreement are subject to the condition precedent that the Agent receives all of the following in form and substance satisfactory to the Agent:

     (a) (verification certificate) a certificate in relation to each Group Member given by a director of the Group Member respectively substantially in the form of annexure F with the attachments referred to and dated not earlier than [CT REQUESTED] the first Drawdown Date (or such shorter period as the Agent agrees in writing);

     (b) (Charges) a Charge from each Group Member (other than Fortronic and PSS) and evidence that each such Charge and each Collateral Security has been or will be provisionally registered by the Australian Securities Commission of New South Wales free from all prior Security Interests and third party rights and interests;

     (c) (stamping) evidence that each Relevant Document has been stamped if necessary or will be lodged for stamping at any relevant authority and the Agent is satisfied that the Borrower will be able to pay all relevant stamp duty when required;

     (d)    (Relevant Documents)  duly executed and stamped
counterparts of:  (i)   each [CT REQUESTED];  (ii)    the [CT
REQUESTED] Agreement;  (iii)   each agreement [CT REQUESTED];

 (iv)    each [CT REQUESTED]; and

 (v)   each [CT REQUESTED];

     (e) (Searches) results of company searches of all Relevant Companies;

     (f)    (Fortronic)  if Fortronic has complied with sections
205(10)(a) to (h) of the Corporations Law prior to  the relevant
Drawdown Notice:

 (i) a certificate signed by a director and secretary of Fortronic under section 206(6) of the Corporations Law substantially in the form of Annexure G;

 (ii) a Charge from Fortronic and evidence that such Charge and each Collateral Security has been or will be provisionally registered by the Australian Securities Commission of New South Wales free from all prior Security Interests and third party rights and interests; and

 (iii)   a Guarantor Accession Deed duly executed by  Fortronic.
(g)    (Sale Agreements)  evidence that:  (i)   all conditions
precedent under the Sale  Agreements have been satisfied;

 (ii)    within [CT REQUESTED] of Completion:   (1)    [CT
REQUESTED] will be the beneficial owner of [CT REQUESTED] of the issued shares [CT REQUESTED];

 (2)    [CT REQUESTED] will be the beneficial  owner of not less
than [CT REQUESTED]  of the issued shares in the Borrower;  (3)

the [CT REQUESTED] will be the beneficial owners of all the issued shares in the Borrower not owned by [CT REQUESTED];

 (4) the [CT REQUESTED] will be the sole beneficial owner of the [CT REQUESTED];

 (5) the [CT REQUESTED] will be the sole beneficial owner of the [CT REQUESTED]; and

 (iii) if the proceeds of the relevant accommodation under the Drawdown Notice are to be used to purchase shares in PSS, ABN
Pacific will  within [CT REQUESTED] be:

 (1)    if Scenario 2 occurs, the beneficial  owner [CT
REQUESTED] of the issued  shares in PSS; or

 (2)    if Scenario 3 occurs, the beneficial  owner [CT
REQUESTED] of the issued  shares in PSS.

     (h) (Bank's lawyers' opinion) an opinion of Allen Allen & Hemsley, Australian legal advisers and Chapman Tripp Sheffield Young, New Zealand legal advisers, to the Agent on behalf of the Participants substantially in the form initialled by the Agent on or before the date of this Agreement;

     (i) (FIRB approval) evidence of approval under the Foreign Acquisitions Act 1975 (Cth) for the acquisitions contemplated by the Sale Agreement so far as they relate to Australia;

     (j) (New Zealand approval) evidence that no approval is required under the Overseas Investment Act 1975 (New Zealand) or the 1995 Regulations issued under that Act for the acquisitions contemplated by the Sale Agreements so far as they relate to New

Zealand;

     (k) (copies of Authorisations and conditions precedent) certified copies of all relevant Authorisations and other conditions precedent referred to in the Sale Agreements;

     (l)    (ABN undertaking) an undertaking from ABN to the
effect that:  (i)   any new business of ABN or its Subsidiaries
in Asia which is the same as the Business will be offered first to the Borrower or another Group Member; and

 (ii) ABN will promptly provide to the Agent all publicly available reports released by it, including without limitation, copies of reports provided by it to any person who has provided financial accommodation to it;

     (m) (Executive contracts) a certified copy of each employment letter entered into by the Borrower or a Group Member with an Executive;

     (n) (consent of shareholders) a consent signed by each shareholder of a Guarantor consenting to that Guarantor entering into the Transaction Documents even though it might constitute a breach of directors' duties;

     (o) (fee letter) a letter signed by the Borrower relating to fees payable to the Agent and Participants with respect to the Facilities;

     (p) (Real Property Leases) evidence that, to the extent possible under clause 7 of the Australian Sale Agreement and clause 6 of the New Zealand Sale Agreement, each Real Property
Lease has been  assigned to a Group Member;

     (q) (independent directors) evidence that two independent directors satisfactory to the Agent have been appointed to the board of the Borrower; and

     (r)    (insurance) evidence that all relevant insurance,
which is to comply with 17.2(c), has been taken out.  15.2
Condition Precedent to initial accommodation

     The obligation of each Participant initially to make available any financial accommodation under the Facility is subject to the further condition precedent that before or simultaneously with a making of that financial accommodation the Agent receives in form and substance satisfactory to the Agent:
(a) (Completion) evidence that Completion under the Sale Agreements has occurred and all relevant title documents and, in the case of Scenario 2 or Scenario 3, evidence that PSS Completion under the Sale Agreements has occurred;

     (b) (Equity) evidence that the Equity Investor and ABNAH have subscribed for, and paid in full, ordinary shares in the Borrower for a total amount (including nominal value and premium) of [CT REQUESTED];

     (c) (AIL Debt) evidence that an amount of not less than [CT REQUESTED] has been provided to the Borrower under AIL Debt;

     (d)    (fees)  all fees as required under this Agreement;
and

     (e)    (letter from lawyers)  a letter from Mallesons
Stephen Jaques, lawyers for the Borrower, as to finalisation of Completion.

15.3    Conditions subsequent to initial accommodation

     The obligations of each Participant under this Agreement after the first Drawdown Date are subject to the condition subsequent that the Agent receives [CT REQUESTED] (acting on the instructions of the Participants) agree, all of the following in form and substance satisfactory to the Agent: (a)
(verification certificate) a certificate in relation to each Group Member (other than PSS if Scenario 1 or Scenario 2 occurs) which has not become a Guarantor and provided a Charge as of the first Drawdown Date given by a director of the Group Member substantially in the form of annexure F with the attachments referred to;

     (b) (shareholding) evidence that the shareholdings in the Group Members are as set out in clause 16.1(q);

     (c) (charges) a Charge from each Group Member (other than PSS and ABN Pacific if Scenario 1 or Scenario 2 occurs) which has not provided one prior to the first Drawdown Date and evidence that each such Charge has been or will be provisionally registered by the Australian Securities Commission free from all prior Security Interests and third party rights and interests;

     (d) (stamping) evidence that each Charge referred to in paragraph (c) and Guarantor Accession Deed referred to in paragraph (e) has been stamped if necessary or will be lodged for stamping at any relevant authority and the Agent is satisfied that the Borrower will be able to pay all relevant stamp duty when required;

     (e) (Accession Deed) an executed and stamped counterpart of the Guarantor Accession Deed for each Group Member referred to in paragraph (a) and evidence of the Guarantor Accession
Deed's due execution by each  party to it;  (f)    (consent of
shareholders) a consent signed by each shareholder of a Group Member referred to in paragraph (a) consenting to that Group Member entering into the Transaction Documents even though it might constitute a breach of directors' duties;

     (g) (certificate of compliance) a certificate by a director and secretary of each Group Member referred to in paragraph (a) under section 206(6) of the Corporations Law substantially in the form of annexure G;

     (h) (Material Document) where a Material Document is to be novated to a Group Member under the Sale Agreements and that novation requires the consent of a counterparty to the Material Document, evidence that the counterparty has given that consent;

     (i) (PSS) unless Scenario 1 occurs, evidence that BABN has waived, or may no longer exercise, any rights it has or had to purchase any shares in PSS; and

     (j) (KPMG report) a copy of the report provided by KPMG under clause 4.1 of the Australian Sale Agreement.

15.4    Conditions precedent

     The obligations of each Participant or the Agent to make available each Segment or any Letter of Credit are subject to the further conditions precedent that:

     (a) (representations true) the representations and warranties by the Borrower and each Guarantor in the Transaction Documents are true as at the date of the relevant Drawdown Notice or Selection Notice and the relevant Accommodation Date as though they had been made at that date in respect of the facts and circumstances then subsisting;

     (b)    (no default)  (i)   no Event of Default is subsisting
at the date of the relevant Drawdown Notice or Selection Notice and the relevant Accommodation Date or will result from the provision of the Segment or amount; and

 (ii) in the case of a Drawdown Notice, no Potential Event of Default is subsisting at the date of the Drawdown Notice and the relevant Accommodation Date or will result from the provision of the Segment or amount;

     (c) (Authorisation) all necessary Authorisations for the provision of that Segment or amount have been obtained; and

     (d) (Material adverse change) there has been no change in the financial condition of the Relevant Companies or the Business which, in the reasonable opinion of the Agent acting on the instructions of the Majority Participants, may have a Material Adverse Effect.

16.   REPRESENTATIONS AND WARRANTIES

16.1    Representations and warranties

     The Borrower and each Guarantor makes the following
representations and warranties.  (a)    (Status)  It is a
corporation validly existing under the laws of the place of its incorporation specified in this Agreement.

     (b) (Power) It has the power to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated.

     (c) (Corporate authorisations) It has taken all necessary corporate action to authorise the entry into and performance of the Transaction Documents to which it is expressed to be a party, and to carry out the transactions contemplated by those documents.

     (d) (Documents binding) Subject to general principles of equity and laws affecting creditors' rights generally:

 (i) each Transaction Document to which it is expressed to be a party is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration;

 (ii) subject to the relevant assumptions and qualifications made in the legal opinions referred to in clause 15.1(h), each Charge and any Collateral Security is valid security over the Mortgaged Property with the priority stated; and

 (iii) each Material Document to which it is a party is valid and binding on it and enforceable against it in accordance with its terms.

     (e) (Transactions permitted) The execution and performance by it of the Transaction Documents to which it is expressed to be a party and each transaction contemplated under those documents did not and will not violate in any material respect a provision of:

 (i) a law or treaty or a judgment, ruling, order or decree of a Governmental Agency binding on it;

 (ii) its memorandum or articles of association or other constituent documents; or

 (iii) any other document or agreement which is binding on it or its assets,

 and, except as provided by the Transaction Documents, did not and will not:

 (iv) create or impose a Security Interest on any of its assets; or

 (v) allow a person to accelerate or cancel an obligation with respect to Financial Indebtedness, or constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to Financial Indebtedness, whether immediately or after notice or lapse of time or both.

     (f)    (Accounts)

 (i)   Its most recent consolidated and  unconsolidated audited
Accounts give a true and fair view of the matters with which they deal.

 (ii) There has been no subsequent change in its and its Subsidiaries' state of affairs which is likely to have a Material Adverse Effect.

 (iii) Those Accounts are prepared consistently with past practice of the Group and comply with current accounting practice except to the extent disclosed in them and with all applicable laws.

 (iv) All material Financial Indebtedness and other material contingent liabilities are disclosed in those Accounts.

 (v) No Relevant Company has executed a Guarantee for the purpose of obtaining an order under s.313 of the Corporations
Law or an equivalent provision or for the purpose of complying with any such order.

     (g) (No litigation) To the best of its knowledge, information and belief no litigation, arbitration, Tax claim, dispute or administrative or other proceeding is current or pending or, to its knowledge, threatened, which if adversely determined is likely to have a Material Adverse Effect.

     (h)    (No default)

 (i) It is not and none of its Subsidiaries is in material default under a document or agreement (including an Authorisation) binding on it or its assets which relates to Financial Indebtedness or is material.

 (ii) Nothing has occurred which constitutes an event of default, cancellation event, prepayment event or similar event (whatever called) under those documents or agreements, whether immediately or after notice or lapse of time or both, and which is subsisting.

     (i)    (Authorisations)  Each Authorisation which is
required in relation to:  (i)   the execution, delivery and
performance by it of the Relevant Documents to which it is expressed to be a party and the transactions contemplated by those documents;

 (ii) the validity and enforceability of those documents and the effectiveness or priority of the Charge or any Collateral
Security; and

 (iii) its business as now conducted or contemplated and which is material (including, without limitation, under Environmental
Law),

 has been obtained or effected. Each is in full force and effect. It has complied with each of them. It has paid all applicable fees for each of them.

     (j) (No misrepresentation) All information provided by it to the Agent and the Participants is true in all material respects at the date of this Agreement or, if later, when provided. Neither that information nor its conduct and the conduct of anyone on its behalf in relation to the transactions contemplated by the Transaction Documents, was or is misleading, by omission or otherwise.

     (k) (Agreements disclosed) Each document or agreement which is material to the Relevant Documents or the ability of a Relevant Company to perform its obligations under a Relevant
Document, or which has  the effect of varying a Relevant
Document, has been  disclosed to the Agent in writing.

     (l)    (Copies of documents)  All copies of documents
(including its latest audited Accounts and all Authorisations) given by it or on its behalf to the Agent are true and complete copies. Those documents are in full force and effect.

     (m)    (Title and Financial Indebtedness)

 (i) It is the sole beneficial owner of the Mortgaged Property purported to be charged or mortgaged by it and all material assets included in its latest audited Accounts free of any other third party right or interest whatever other than as permitted by clause 17.1(f).

 (ii) None of its or its Subsidiaries' assets is subject to a Security Interest which is not permitted by clause 17.1(f).

 (iii) On Completion the Borrower will be the sole beneficial owner of:

 (1)    ABN Pacific; and

 (2)    the Holding Subsidiary.

 (iv) On Completion the Holding Subsidiary will be the sole beneficial owner of all shares in Fortronic and its Subsidiaries will be the sole beneficial owners of all Purchase Divisions free from any Security Interest;

 (v) The Subsidiaries of the Holding Subsidiary will have assumed all Financial Indebtedness owed to Fortronic on Completion and (except if Scenario 1 occurs) all Financial
Indebtedness owed to PSS on PSS Completion.

     (n) (Law) It and each of its Subsidiaries has complied with all laws (including any Environmental Law) binding on it where breach may have a Material Adverse Effect.

     (o) (Environmental Law) No act or omission has occurred and there is no circumstance relating to the Mortgaged Property or its business or the assets or business of any of its Subsidiaries, or the Business, which has given rise or may give rise to:

 (i) a substantial claim against it or any of its Subsidiaries;

 (ii) a requirement of substantial expenditure by it or any of its Subsidiaries; or

 (iii) a requirement that it or any of its Subsidiaries ceases or substantially alters an activity,

 under Environmental Law to the best of the knowledge, information and belief of the Borrower and each Guarantor.

 Without limitation none of its assets is contaminated, all assets are within applicable environmental standards and all emissions and discharges are within standards or limits imposed
by  all relevant laws and Authorisations.  (p)    (Trust)  It
does not hold any assets as the trustee  of any trust other than:

 (i) any implied, constructive or resulting trust which arises as part of the ordinary course of its business; and

 (ii) any superannuation trust which has been notified to the Agent.

     (q)    (Corporate tree)

 (i)   ABN will on Completion be the beneficial  owner of [CT
REQUESTED] of all issued shares  in ABNAH.

 (ii) ABNAH will on Completion be the beneficial owner of not less than [CT REQUESTED] of all issued shares in the Borrower.

 (iii)   The Equity Investors will on Completion be  the
beneficial owners of all the issued  shares in the Borrower not
owned by ABNAH.  (iv)    The Borrower will on Completion be the
sole beneficial owner of all shares in the Holding Subsidiary and ABN Pacific.

 (v) The Holding Subsidiary will on Completion be the sole beneficial owner of all Fortronic Shares.

 (vi) The Group Members will on Completion own all assets comprised in the Purchase Divisions.

 (vii)   ABN Pacific will on PSS Completion be:

 (A)    if Scenario 2 occurs, the beneficial  owner of [CT
REQUESTED] of the issued  shares in PSS; or

 (B)    if Scenario 3 occurs, the beneficial  owner of [CT
REQUESTED] of the issued  shares in PSS.

     (r) (Subsidiaries) It has no Subsidiaries at the date of this Agreement except for any Guarantor and as disclosed in paragraph (q).

     (s) (Notifiable Transactions) At the date of this Agreement neither the Borrower nor any Guarantor is party to a Notifiable Transaction except as agreed by the Agent.

     (t) (Financial Indebtedness) At the date of this Agreement it has no Financial Indebtedness except as disclosed in annexure H.

     (u) (Taxes) It has punctually paid all Taxes owing by it other than Taxes which are being contested in good faith.

     (v) (Sale Agreements) To the best of the Borrower's knowledge and belief there is no subsisting breach by any party under a Sale Agreement with respect to that Sale Agreement.

16.2    Reliance on representations and warranties

     The Borrower and each Guarantor acknowledges that the Agent and the Participants have entered the Transaction Documents in reliance on the representations and warranties in this clause.

16.3    Repetition for Guarantors

     On the accession of any Guarantor under clause 35, the representations and warranties in Clause 16.1 (other than (m)(iii), (m)(iv) (q), (s), (t) and (v)) will automatically be repeated in relation to that Guarantor by that Guarantor.

17.   UNDERTAKINGS

17.1    General undertakings

     The Borrower and each Guarantor undertakes to each Indemnified Party as follows, except to the extent that the Agent acting on the instructions of the Majority Participants consents.

(a) (Corporate reporting and information) It will provide to the Agent in sufficient copies for the Participants:

 (i) (annual Account) as soon as practicable (but within 120 days) after the close of each of its financial years copies of its consolidated and unconsolidated audited Accounts in respect of that financial year including balance sheets, cashflow and profit and loss statements;

 (ii) (quarterly reports) as soon as practicable (but within 30 days after the end of each quarter) copies of its consolidated and unconsolidated quarterly financial reports including balance sheets, cashflow and profit and loss statements and summary of cash flow and adjusted forward cash flow for the next quarter;

 (iii) (monthly reports) as soon as practicable (but within 15 days after the end of each calendar month) copies of its consolidated and unconsolidated monthly financial reports including balance sheets, cashflow and profit and loss statements and summary of cash flow and adjusted forward cash
flow for the next  calendar month;  (iv)    (budget)    (1)
not less than 30 days before the close of each of the Borrower's financial years, a draft budget for the Group for the succeeding financial year; and

 (2) not less than 15 days before the close of each of the Borrower's financial years, a budget for the Group for the succeeding financial year approved by the directors of the Borrower;

 (v) (compliance) at the time it provides the Accounts referred to in sub-paragraph (i) a certificate signed by two directors of the Borrower in a form acceptable to the Agent which discloses all Notifiable Transactions in the period since a certificate was last provided under this sub-paragraph;

 (vi) (narrative) if a line item in any annual Account provided under sub-paragraph (i), quarterly report provided under sub-paragraph (ii) or monthly report provided under sub-paragraph (iii) [CT REQUESTED] from the same line item in the relevant budget provided under sub-paragraph (iv)(B), a narrative explaining the reason for that variance;

 (vii) (ratios) at the time it provides the Accounts referred to in sub-paragraphs (i) and (ii) a certificate signed by the managing director and chief financial officer of the Borrower at that time which certifies whether in their opinion the Group Members have complied with the financial undertakings in clause
17.4 and which details:   (1)    the figures and calculations
supporting the certificate; and

 (2) any past breaches of those undertakings not already notified and, if applicable, how they were remedied;

 (viii) (documents issued to shareholders) promptly, all documents which applicable law requires it to issue to its shareholders, debenture holders or holders of other Marketable
Securities issued by it;

 (ix) (litigation) promptly, written particulars of any litigation, arbitration, Tax claim, dispute or administrative or other proceeding in relation to the Mortgaged Property or it or its Subsidiaries involving a claim exceeding [CT REQUESTED] or its equivalent other than a claim for worker's compensation;

 (x) (Governmental Agency) promptly, any notice, order or material correspondence from or with a Governmental Agency relating to the Mortgaged Property or its use or the Business which may have a Material Adverse Effect;

 (xi) (other information) promptly, any other information in relation to the Mortgaged Property or its or its Subsidiaries' financial condition or business which the Agent may reasonably request.

     (b) (Accounting principles) It will ensure that the Accounts provided to the Agent under paragraph (a):

 (i) comply with current accounting practice except to the extent disclosed in them and with all applicable laws; and

 (ii) give a true and fair view of the matters with which they deal.

     (c) (Authorisations) It will ensure that each Authorisation required for:

 (i) the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

 (ii) the validity and enforceability of those documents and the effectiveness and priority of the Charge or any Collateral
Security; and

 (iii) the carrying on by it and its Subsidiaries of its and the Business as now conducted or contemplated (including under Environmental Law),

 is obtained and promptly renewed and maintained in full force and effect. It will pay all applicable fees for them. It will provide copies promptly to the Agent when they are obtained or renewed upon the request of the Agent.

     (d) (Notice to Agent) It will notify the Agent as soon as it becomes aware of:

 (i)   any Event of Default or Potential Event of  Default;

 (ii) any proposal by a Governmental Agency to acquire compulsorily any of the Mortgaged Property or the whole or a substantial part of its or any of its Subsidiaries' assets or business;

 (iii) any substantial dispute between it or any of its Subsidiaries and a Governmental Agency;

 (iv) any change in its Authorised Officers, giving specimen signatures of any new Authorised Officer appointed, and, where requested by the Agent, evidence satisfactory to the Agent of the authority of any Authorised Officer;

 (v) any change in its senior management or, if it is or becomes aware of any change in the senior management of ABN, that change; and

 (vi) any representation give under clause 16 that is incorrect or misleading when made or repeated.

     (e) (Disposal of assets) It will not sell or otherwise dispose of, part with possession of, or create an interest in, any of the Mortgaged Property or all or a substantial part of its assets or agree or attempt to do so (whether in one or more related or unrelated transactions) except (and in the case of the Mortgaged Property, subject to the Charge and any Collateral Security):

 (i)   as permitted by paragraph (f);

 (ii) disposals of assets in exchange for other assets comparable in value (other than a factoring on recourse terms or a sale and Lease back or similar transaction); and

 (iii) disposals in the ordinary course of day-to-day trading at arm's length for valuable commercial consideration of:

 (1)    stock in trade; or

 (2) any other single asset having a book value less than or equal to [CT REQUESTED] or where total net book value of that asset and all such other assets of the Group so disposed of in any calendar year does not exceed [CT REQUESTED].

 Where a Subsidiary issues shares and its holding company does not acquire all the shares, or (as the case may be) a ratable portion of those shares according to its then shareholding, the holding company will be taken to have disposed of the shares it does not acquire.

     (f)    (Negative pledge)  (i)   Except in the case of ABN
Pacific, it will  not create or allow to exist a Security
Interest over its assets other than:

 (1)    the Charge or any Collateral Security;

 (2) a lien arising by operation of law in the ordinary course of day-to-day trading and not securing Financial
Indebtedness where it duly pays the indebtedness secured by that lien other than indebtedness contested in good faith;

 (3) a right of set off arising out of a banker/customer relationship or implied by operation of law arising in the ordinary course of its business; and

 (4)    any Subordinated Security.

 (ii) In the case of ABN Pacific, it will not create or allow to exist a Security Interest over its assets.

     (g) (Security deposit) It will not deposit or lend money on terms that it will not be repaid until its or another person's obligations or indebtedness are performed or discharged. It will not deposit money with or lend money to a person (other than an Indemnified Party) to whom it is, or is likely to become, actually or contingently indebted except with a bank or other financial institution in the ordinary course of its business.

     (h) (Title retention) It will not enter into an agreement with respect to the acquisition of assets on title retention terms except in the ordinary course of day-to-day trading.

     (i) (Sale and Lease back) It will not sell or otherwise dispose of any of its assets to a person where, under the terms of that sale or disposal, or under a related transaction, that asset is or may be Leased to a Relevant Company or its Associate.

     (j) (Partnership and joint ventures) It will not enter into a partnership or joint venture with another person.

     (k) (Corporate existence) It will do everything necessary to maintain its corporate existence in good standing.
It will not transfer its jurisdiction of incorporation or enter any merger or consolidation.

     (l) (Compliance with law) It will comply fully with all laws binding on it where non-compliance is likely to have a Material Adverse Effect.

     (m) (Pay Taxes) It will pay all Taxes payable by it when due, but:

 (i) it need not pay Taxes for which it has set aside sufficient reserves and which are being contested in good faith, except where failure to pay those Taxes may have a Material
Adverse Effect; and

 (ii) it will pay contested Taxes which it is liable to pay on the final determination or settlement of the contest.

     (n)    (Compliance and enforcement of Material Documents)
It will:

 (i)   comply fully with its obligations under the  Material
Documents (except, in the case of an agreement relating to the AIL Debt, to the extent permitted under the Subordination
Deed);

 (ii) enforce each Sale Agreement to which it is a party and exercise its rights, authorities and discretions under those documents prudently (and, while an Event of Default or Potential Event of Default subsists, in accordance with the directions (if any) of the Agent); and

 (iii) use its best endeavours to keep the Material Documents valid and enforceable.

     (o)    (Variation of Material Documents)  It will not:

 (i) amend or vary, or consent to any amendment or variation of;

 (ii) avoid, release, surrender, terminate, rescind, discharge (other than by performance) or accept the repudiation of;

 (iii) expressly or impliedly waive, or extend or grant time or indulgence in respect of, any provision of or obligation under; or

 (iv) do or permit anything which would enable or give grounds to another party to do anything referred to in sub-paragraphs (i), (ii) or (iii) in relation to,

 a Material Document (except, in the case of an agreement relating to the AIL Debt, to the extent permitted under the Subordination Deed), but it may amend or vary, or consent to any amendment or variation of, a document referred to in paragraph
(j), (l) or (m) of the definition of Material Document unless that amendment or variation is likely to have a Material Adverse Effect.

     (p)    (Commercial dealings)

 (i) It will not deal in any way with any person except at arms' length in the ordinary course of business for valuable commercial consideration.

 (ii) It will obtain a fair market rent or licence fee for any Lease granted by it in respect of any Mortgaged Property.

 (iii) It will ensure that all sales by a Relevant Company of its products are made on terms that not more than six months' credit after delivery is granted for the purchase price.

     (q) (Distributions) It will not declare or make or carry into effect any Distribution (whether in cash or in kind and whether out of capital, profits, surplus or reserves) (other than Distributions in relation to the AIL Debt made in accordance with paragraph (s) or a Distribution made to the Borrower or a Guarantor) unless all of (i), (ii) and (iii) below are satisfied.

 (i) The Agent has approved the Distribution in writing, including an approval given at the direction of the Majority
Participants in relation to a Distribution detailed in a budget provided to the Agent under clause 17.1(a)(iv)(B).

 (ii) No Event of Default or Potential Event of Default has occurred which is continuing unremedied or which has not been waived.

 (iii) No declaration by the Agent under clause 18.2 has been made.

     (r) (Subordinated debt) The Borrower will not declare or make or carry into effect any Distribution (whether in cash or in kind and whether out of capital, profits, surplus or reserves) with respect to the AIL Debt except that it may:

 (i) pay any interest paid with respect to the AIL Debt if the Agent is reasonably satisfied that the Borrower is in compliance with clause 17.4(a); and

 (ii) pay an amount equal to [CT REQUESTED] of the Surplus Cashflow for any financial year with respect to principal of or interest on the AIL Debt calculated from the audited Accounts for [CT REQUESTERD] in the relevant financial year, provided that:

 (1) the Group Members have complied with clause 10.1 with respect to that financial year;

 (2) there are no amounts due but unpaid by any Group Member under this Agreement;

 (3) no Event of Default or Potential Event of Default has occurred which is continuing unremedied or has not been waived;
and

 (4)    no such payment may be made within:   (A)   [CT
REQUESTED] after the date on which the Borrower is entitled to dispute the Agent's calculation of [CT REQUESTED] in accordance with clause 10.4(b); or

  (B) where relevant, [CT REQUESTED] after the date on which the auditors or the Borrower makes a determination under clause

10.4(c).

     (s)    (Financial assistance)  It will not:

 (i) advance money or make available financial accommodation to or for the benefit of; or

 (ii) give a Guarantee or Security Interest in connection with an obligation or liability of,

 any person, but it may:

 (iii) deposit funds with a bank in the ordinary course of its business unless it owes Financial Indebtedness to that bank and the bank is not an Indemnified Party or a Beneficiary; and

 (iv) issue performance Guarantees with respect to the obligations of other Group Members in the ordinary course of business where the aggregate maximum liability under all such Guarantees given by Group Members outstanding at any time does not exceed [CT REQUESTED];

 (v) allow its customers to acquire goods and services on extended terms in the ordinary course of trading;

 (vi) enter into foreign exchange and interest rate hedging arrangements in good faith on normal commercial terms at arm's length in the ordinary course of business and meet margin requirements under those arrangements;

 (vii)   enter into the Transaction Documents;

 (viii)  grant any Subordinated Charge or Subordinated
Guarantee; and

 (ix) advance money or make available financial accommodation to or for the benefit of the Borrower or a Guarantor.

     (t) (Business conduct) It will carry on and conduct its business in a proper and efficient manner. It will not cease or materially change its business or the Business. It will not, and will ensure that each Relevant Company will not, take action whether by acquisition or otherwise which alone or in aggregate would materially alter the nature of the Business or the business of the Group taken as a whole.

     (u)    (Financial Indebtedness)  It will not incur any
Financial Indebtedness except:  (i)   under the Transaction
Documents;

 (ii)    to any person who has given a Satisfactory  Charge;

 (iii)   Secured Financing;

 (iv)    the AIL Debt and any Subordinated Charge and
Subordinated Guarantee;

 (v) to a person who has entered into foreign exchange or interest rate hedging agreements referred to in clause (s)(vi);
or

 (vi) finance Leases where the aggregate maximum liability of all Group Members under those Leases at any time does not exceed
[CT  REQUESTED].

     (v)    (Subsidiaries)

 (i) It will not create or acquire a Subsidiary unless (except in the case of PSS if Scenario 1 or Scenario 2 occurs) at the time of becoming a Subsidiary the Subsidiary becomes a Guarantor pursuant to clause 35 and gives a Satisfactory Charge (subject, in the case of Fortronic, to Fortronic having complied with sections 205(10)(a) to (h) within 30 days of the first Drawdown Date).

 (ii) It will ensure that each of its Subsidiaries complies with paragraphs (e) to (ad) inclusive as if binding on each of them and as if references to it were to the Subsidiary.

     (w) (Ratification) As shareholder of any Relevant Company, it ratifies and confirms the execution, delivery and performance by each Relevant Company of each Transaction Document. It will be taken to have ratified and confirmed the execution, delivery and performance of each Satisfactory Charge and each Guarantor Accession Deed to which any entity of which it is a shareholder is at any time expressed to be party.

     (x) (Acquisitions) It will not acquire or establish any business or acquire any shares in any person other than a Relevant Company.

     (y) (Capital expenditure) It will not incur capital expenditure other than under a capital expenditure budget submitted to the Agent under clause 17.1(a)(iv)(B) and approved by the Agent, which approval shall not be unreasonably withheld having regard to the financial conditions and prospects of the Group and the Business at the time.

     (z) (Issues) It will not issue any Marketable Security or agree to do so or grant a person a right to take up any Marketable Security whether exercisable now or in the future or if a contingency occurs, other than to its holding company.

     (aa) (Inspection) The Agent or persons authorised by it may at any reasonable time inspect with prior reasonable notice and require the provision of copies of the records, and inspect the premises, of any Relevant Company and inspect the Mortgaged Property. Each Relevant Company will do everything in its power to assist that inspection and provide those copies and will ensure that its employees and officers do the same.

     (ab)   (Asian business) It shall notify the Agent as soon
as it is referred any business in Asia by ABN in  accordance with
the undertaking referred to in  clause 15.1(m)(i).  (ac)   (ABN
Pacific)  In the case of ABN Pacific if PSS is  not a Guarantor:

 (i)   it shall not carry on any business or incur  any Financial
Indebtedness; and

 (ii)    it shall ensure that PSS does not:

 (1)    issue any Marketable Security to any  person;

 (2) create or allow to exist a Security Interest over its assets; or

 (3)    incur any Financial Indebtedness.

     (ad)   (Sale Agreement warranties)  Each Group Member
shall:  (i)   notify the Agent of any breach of any; and

 (ii) unless otherwise agreed with the Agent acting on the instructions of the Majority Participants, enforce each,

 warranty or other right to which it is or becomes entitled under a Sale Agreement with respect to the purchase of the Business, PSS, Fortronic or any Purchase Division.

     (ae) (Environmental audit) Within 6 months of the date of this Agreement the Borrower shall procure the completion of an audit of each Real Property to ensure that clause 16.1(o) is correct at the date of that audit with respect to that Real Property and, to the extent that the audit discloses action to be taken to make the representation in clause 16.1(o) correct, will:

 (i)   undertake that action; and

 (ii) notify, and to get any necessary directions or orders from, relevant authorities in order to bring an action under the relevant warranties under the Sale Agreements. The Borrower will promptly provide the Agent with a copy of that audit. 17.2

  Undertakings relating to Mortgaged Property

     The Borrower and each Guarantor undertakes to each
Indemnified Party as follows, except to the extent that the Agent acting on the instructions of the Majority Participants consents
otherwise.  (a)    (Pay outgoings)

 (i) Subject to sub-paragraph (ii), it will promptly pay all outgoings payable by it in respect of the Mortgaged Property
(including  rent royalties and Taxes).

 (ii) It need not pay outgoings which are being contested in good faith except where failure to pay may have a Material
Adverse Effect.

 (iii) It will pay contested outgoings which it is liable to pay on the final determination or settlement of the contest.

 (iv) On request by the Agent it will immediately provide to the Agent evidence of every payment covered by this undertaking.

     (b)    (Maintenance)

 (i) It will maintain the Mortgaged Property in a good state of repair and in good working order and condition.

 (ii) On being reasonably required to do so by the Agent it will immediately amend every material defect in the repair and condition of the Mortgaged Property (fair wear and tear excepted).

     (c)    (Insurance)

 (i) (General obligation) In its name and in the name of the Agent on behalf of the Participants it will:

 (1) insure and keep insured the Mortgaged Property which is of an insurable nature to the full replacement or re-instatement value; and

 (2) take out and keep in force other insurance with respect to the Business, the Mortgaged Property and each business in which the Mortgaged Property is used (including any insurance reasonably requested by the Agent and public risk, worker's compensation, product liability, business interruption insurance and fidelity insurance), in the manner and to the extent:

 (3) which the Agent determines reasonable and customary for a business enterprise engaged in a similar business and in a similar locality, and for property of the nature of the Mortgaged Property; or

 (4) for so long as the Agent has made no determination or request under this sub-paragraph (i), which a business enterprise holding similar property, and engaged in a business in a similar locality, would prudently insure against.

 (ii) (Payment of premiums) It will pay when due all premiums, commissions, levies, stamp duties, charges and other expenses necessary for taking out those insurance policies and keeping them in force.

 (iii) (Insurers) It will take out each insurance policy with independent and reputable insurers approved by the Agent located in jurisdictions approved by the Agent. The Agent will not unreasonably withhold that approval.

 (iv) (Information) On request it will provide to the Agent certificates of currency in respect of all insurance policies, and other details on the insurance policies which the Agent requires.

 (v) (Annual report) On or about each anniversary of the date of this Agreement it will provide to the Agent a report on those insurance policies at the date of the report and on claims and other material events with respect to those insurances during the previous twelve months.

 (vi) (No prejudicial action) It will not do, permit, or omit to do, anything which may prejudice an insurance policy.

 (vii)   (Contents of policy)  Without limiting  sub-paragraph
(i), it will ensure that each insurance policy is on terms and conditions satisfactory to the Agent and, without limitation, provides that:

 (1) the Agent (on behalf of the Participants) is named as loss payee with respect to payments required under paragraph
(B);

 (2) if in any [CT REQUESTED] period claims under the policy exceed [CT REQUESTED], proceeds in excess of that amount will be paid to the Agent;

 (3) the insurer waives its right to set off or counter claim or to make any other deduction or withholding against the Agent and each person claiming under the Agent;

 (4) all claims for insurance premiums, levies, stamp duties, charges or commissions against the Agent and each person claiming under the Agent are waived;

 (5) the insurer will not terminate the policy unless the relevant default or breach remains unremedied for at least [CT
REQUESTED] after notice by the insurer to the Agent specifying the default or breach;

 (6) to the extent that the policy covers the interest of the Agent and the Participants the insurer will not refuse or reduce a claim or cancel or avoid the policy except where the right to do so results from the fraud of the Agent or a Participant;

 (7) a claim for replacement or re-instatement value will be paid even though the relevant asset is not replaced or re-instated; and

 (8)    there is no averaging provision.

 (viii)  (Remedy of default)  If:

 (1) it fails to take out or to keep in force an insurance policy;

 (2) the Agent determines that the insurer may become entitled to cancel or avoid an insurance policy; or

 (3) the Agent reasonably determines that the insurer under a policy may not be capable of meeting a claim,

 the Agent may do anything which it determines is advisable or necessary to take out or keep in force that policy or to take out a new policy complying with this clause at the cost of the Relevant Company and or in the name of the Relevant Company or the Participants or both. The Agent is not obliged to do anything under this sub-paragraph.

 (ix)    (Enforcement by Agent)  It will do everything
(including providing documents, evidence and information) necessary or desirable in the opinion of the Agent to enable the Agent to claim, and to collect or recover money due, under or in respect of, an insurance policy.

 (x)   (Notice of claims)  As soon as possible it  will notify:

 (1)    (A)   the Agent; and

  (B) (when it is required or it is advisable to do so) the relevant insurer,

  of any event which does or may give  rise to a claim of [CT
REQUESTED] or  its equivalent or more under an  insurance policy;
and

 (2)    the Agent of:   (A)   a cancellation, change or
reduction in an insurance  policy;

  (B)   an insurance policy becoming  void or voidable; or

  (C) any other material circumstance or correspondence relating to an insurance policy.

 (xi) (Use of insurance proceeds) Except as otherwise required under the Sale Agreements, it will use the proceeds of all insurance policies received by it as follows:

 (1)    while an Event of Default subsists:

  (A)   for a purpose described in  sub-paragraph (B); or

  (B)   towards payment of the Secured  Moneys,

  at the option of the Agent; or

 (2)    if no Event of Default subsists:

  (A) to the extent necessary towards replacement, repair or reimbursement of the Mortgaged Property; and

  (B) to discharge the relevant liability or to make good the relevant loss covered by the insurance policy.

 The Agent will make available all proceeds received by the Agent as and when the proceeds are actually required. The
Relevant  Company will apply any surplus to reduce the  Secured
Moneys.

     (d)    (Preservation and protection of security)

 (i) It will promptly do everything necessary or reasonably required by the Agent:

 (1)    to preserve and protect the value of  the Mortgaged
Property; and

 (2) to protect and enforce its title and the title of the Agent and the Participants as mortgagee to the Mortgaged
Property.

 (ii) Without limiting the generality of sub-paragraph (i), it will not permit lodgement of a caveat forbidding the recording of an interest of it or the Agent or a Participant in the Mortgaged Property.

 (iii) If a caveat is lodged (other than a caveat lodged by the Agent on behalf of the Participants) it will promptly do everything in its power to remove it.

 (iv) The generality of this paragraph does not limit, nor is it limited by, the generality of any other paragraph of this clause.

     (e) (Other Security Interests) It will comply fully with all Security Interests affecting the Mortgaged Property and the obligations secured by those Security Interests.

     (f)    (Environmental Law)

 (i) It will maintain procedures which in the opinion of the Agent are adequate to monitor:

 (1) its compliance with Environmental Law and Authorisations; and

 (2) circumstances which may give rise to a claim or to a requirement of substantial expenditure by it or of cessation or material alteration of its activity (Perilous Circumstances).

 In particular but without limitation it shall ensure that management and other procedures are in place to implement, monitor or otherwise address at all times the Environmental issues referred to in the report by [CT REQUESTED] dated [CT REQUESTED] entitled [CT REQUESTED] and all recommendations of the audit referred to in clause 17.1(a) which can reasonably be implemented.

 (ii) Where the Agent reasonably suspects that it is not complying with sub-paragraph (i) or with an Environmental Law or Authorisation in any material respect, the Agent may have an audit conducted of its procedures, its compliance and any Perilous Circumstances. Before conducting the audit the Agent shall notify the Borrower of its intention to conduct the audit. The Borrower will be entitled to detail to the Agent its compliance with Environmental Laws, and the Agent will not commence the audit until the Borrower has had a reasonable time in which to satisfy the reasonable concerns of the Agent under this paragraph (ii). The Borrower will do everything necessary to facilitate that audit.

 (iii) Where the procedures or the audit referred to in this paragraph reveal any non-compliance with Environmental Law or Authorisations, or reveal any Perilous Circumstances, it will promptly remedy them.

 (iv) If the Agent has conducted more than one audit under sub-paragraph (ii) in any 12 month period, the cost of each additional audit in that period will be borne by the Agent unless the audit reveals non-compliance with Environmental Law or Authorisations which is likely to have a Material Adverse Effect (in which case the cost of the audit will be borne by the Borrower).

17.3    Undertakings relating to Marketable Securities

     If Scenario 2 or Scenario 3 occurs, the Borrower and each Guarantor undertakes to maintain and protect all Marketable Securities in PSS (for so long as PSS is not a Guarantor) or any non-wholly owned Subsidiary included in the Mortgaged Property. Without limitation, it undertakes as follows, except to the extent that the Agent acting on the instructions of the Majority
Participants consents otherwise.  (a)    (Notify rights offered
or accruing)  It will:

 (i) notify the Agent immediately if it becomes entitled to, or is offered, New Rights; and

 (ii) ensure that all documents relating to New Rights or arising out of their subscription, taking up or exercise are delivered to the Agent.

     (b) (Subscribe to rights) If the Agent directs, it will promptly subscribe to, take up or exercise New Rights.

     (c) (Remedy defects) It will remedy each defect in its holding of those Marketable Securities.

     (d) (Take proceedings) It will take or defend all legal proceedings which the Agent requires to protect or recover those Marketable Securities.

     (e) (Execute documents) It will execute each document to which it is expressed to be a party in relation to any thing required under this clause.

     (f) (Pay calls) It will duly pay all calls in respect of those Marketable Securities.

     (g) (Deliver documents) Immediately on receipt by it or for its account, it will deliver to the Agent but not by way of mortgage each certificate, acceptance, contract note or transfer for those Marketable Securities;

     (h) (Return of documents) If the Agent makes available a document relating to those Marketable Securities or New Rights for registration, stamping, exercise, acceptance or another purpose:

 (i) it will ensure that the document or each resulting or replacement document (as the case may be) is delivered directly to the Agent when available or returned; and

 (ii) to the extent required by the Agent, it will ensure that all persons dealing with it have notice of the Security
Documents.

     (i) (Nothing prejudicial) It will not do or omit to do anything which might render those Marketable Securities liable to forfeiture, cancellation, avoidance or loss or might otherwise prejudicially affect the interest of the Agent and the

Participants in them or their value.

     (j) (Meetings of shareholders or unitholders) It will immediately provide to the Agent certified copies of all reports and other documents received by it in its capacity as a holder of those Marketable Securities or relating in any way to those Marketable Securities including any report or notice of any meeting which the holder of Marketable Securities is entitled to attend or vote at or both.

     (k)    (Vote)

 (i) Subject to sub-paragraph (ii), it will vote those Marketable Securities in a prudent manner.

 (ii) It will not vote those Marketable Securities while an Event of Default or Potential Event of Default subsists or after the Security Documents have been enforced, except with the consent of the Agent.

17.4    Financial undertakings

     The Borrower and each Guarantor undertake to each Indemnified Party as follows, except to the extent that the Agent acting on the instructions of the Majority Participants consents.

     (a)    (Debt service cover)  It will ensure that the ratio
of:  (i)   EBIDA at each Quarterly Date and (subject to
paragraph (g)) in respect of the 12 month period ending on that date; to

 (ii)    Interest Expense under this Agreement plus  Principal
Outstanding paid or payable under  Clause 8 during that period,

 is not less than 1.5:1.

     (b)    (Interest cover)  It will ensure that the ratio of:
(i)   EBITDA at each Quarterly Date and (subject to  paragraph
(g)) in respect of the 12 month  period ending on that date; to

 (ii) Interest Expense under this Agreement during that period,

 is, with respect to each Quarterly Date, not less than as set out in column 2 of schedule 4 in relation to that Quarterly
Date.

     (c) (Shareholders' funds) It will ensure that the ratio of Shareholders' Funds at each Quarterly Date to Total Assets at that date expressed as a percentage is, with respect to a Quarterly Date, not less than the percentage set out in column 3 of schedule 4 in relation to that Quarterly Date.

     (d) (Current ratio) It will ensure that the ratio of Current Assets at each Quarterly Date to Current Liabilities at that date is not less than [CT REQUESTED].

     (e) (Net Worth) It will ensure that Net Worth at each Quarterly Date and in respect of the 12 month period ending on that date is, with respect to a Quarterly Date, not less than the amount set out in column 4 of schedule 4 in relation to that Quarterly Date.

     (f)    (Repetition)  Compliance with the undertakings in
paragraphs (a) to (e) inclusive will be tested:  (i)   on the
basis of the relevant quarterly unaudited Accounts provided under clause 17.1(a)(ii); and

 (ii) on the basis of the relevant annual audited Accounts provided under clause 17.1(a)(i),

 in each case, at the time those Accounts are provided. In respect of any defined term, references to the Accounts will be construed accordingly.

     (g) (First period) Any calculation with respect to the undertakings in paragraph (a) or (b) during the first 12 months after this Agreement shall be made with respect to the period from the date of this Agreement.

17.5    Term of undertakings

     Each undertaking in this clause continues from the date of this Agreement until the Secured Moneys are fully and finally repaid.

18.   EVENTS OF DEFAULT

18.1    Events of Default

     Each of the following is an Event of Default (whether or not it is in the control of any Relevant Company).

     (a)    (Obligations under Transaction Documents)  The
Borrower or a Guarantor fails:

 (i)   to pay an amount payable by it under a  Transaction
Document when due;

 (ii)    to comply with any of its obligations under  clause
17.4;

 (iii) to comply with any of its other obligations under a Transaction Document (except where that failure is a failure to pay an amount under clause 12.12, and that amount is less than [CT REQUESTED]) and, if in the opinion of the Agent that failure can be remedied within 10 Business Days, does not remedy the failure within 10 Business Days of notice from the Agent of that failure; or

 (iv) to satisfy within the time stipulated anything which the Agent made a condition of its waiving compliance with a condition precedent or undertaking in a Transaction Document.

     (b) (Misrepresentation) A representation, warranty or statement by or on behalf of the Borrower or a Guarantor in a Transaction Document, or in a document provided under or in connection with a Transaction Document, is not true or is misleading when made or repeated such that it would have a Material Adverse Effect.

     (c)    (Cross default)

 (i) Financial Indebtedness of a Relevant Company aggregating to at least [CT REQUESTED] or its equivalent:

 (1) is not paid when due (or within an applicable grace period); or

 (2) becomes due and payable before its stated maturity or expiry;

 (ii) a facility or obligation granted or owed by a person to a Relevant Company to provide financial accommodation or to acquire or underwrite Financial Indebtedness aggregating to at least [CT REQUESTED] or its equivalent is prematurely terminated except in the case of voluntary termination as a result of illegality; or

 (iii)   an event of default as defined in another  Transaction
Document occurs.

 For the purpose of this paragraph, if a person is required to provide cash cover for Financial Indebtedness as a result of an actual, likely or threatened default or an event of default or termination, cancellation, special prepayment or similar event, whatever called, that Financial Indebtedness will be taken to be due and payable.

 This paragraph (c) will not apply to any default under the agreements relating to the AIL Debt where that default does not allow AIL to accelerate the AIL Debt and does not otherwise affect the subordination and priority arrangements under the Subordination Deed.

     (d) (Administration, winding up, arrangements, insolvency etc.)

 (i)   An administrator of a Relevant Company is  appointed.

 (ii) Except for the purpose of a solvent reconstruction or amalgamation previously approved by the Agent:

 (1) an application (other than an application which is frivolous or vexatious and which is contested in good faith) or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps are taken for:

  (I) the winding up, dissolution or administration of a Relevant Company; or

  (II) a Relevant Company entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of  them,

  (other than applications, proceedings, notices and steps which are dismissed or withdrawn within 10 Business Days and which the Relevant Company contests in good faith during that period); or

 (2) a Relevant Company ceases, suspends or threatens to cease or suspend the conduct of all or a substantial part of its business or disposes of or threatens to dispose of a substantial part of its assets; or

 (iii)   a Relevant Company:

 (1) is, or under legislation is presumed or taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute); or

 (2) stops or suspends or threatens to stop or suspend payment of all or a class of its debts.

     (e)    (Enforcement against assets)

 (i) A receiver, receiver and manager, administrative receiver or similar officer is appointed to;

 (ii)    a Security Interest is enforced over; or

 (iii) a distress, attachment or other execution is levied or enforced or applied for over,

 all of the assets and undertaking of a Relevant Company or any such assets or undertaking with a value in excess of [CT
REQIESTED] and is not set aside, released or appealed against by the Relevant Company within [CT REQUESTED].

     (f) (Reduction of capital) Without the prior consent of the Agent, a Relevant Company:

 (i) reduces its capital (including, without limitation, a purchase of its shares but excluding a redemption of redeemable shares);

 (ii) passes a resolution to reduce its capital or to authorise it to purchase its shares or a resolution under section 188(2) or 205(10) of the Corporations Law or an equivalent provision, or calls a meeting to consider such a resolution, other than in relation to any section 205 procedure contemplated by this agreement; or

 (iii) applies to a court to call any such meeting or to sanction any such resolution or reduction.

     (g) (Investigation) An investigation into all or part of the affairs of any Relevant Company commences under companies legislation in circumstances material to its financial condition.

     (h) (Analogous process) Anything analogous to anything referred to in paragraphs (d) to (g) inclusive, or having substantially similar effect, occurs with respect to any Relevant Company under any overseas law or any law which commences or is amended after the date of this Agreement.

     (i)    (Vitiation of Documents)

 (i)   All or any part of a Transaction Document,  the Sale
Agreements or the AIL Debt is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect;

 (ii) a party becomes entitled to terminate, rescind or avoid all or part of a Transaction Document; or

 (iii) a party other than the Agent or a Participant alleges or claims that an event described in sub-paragraph (i) has occurred or that it is entitled as described in sub-paragraph
(ii).

     (j) (Amendment of articles) The memorandum or articles of association of the Borrower or a Guarantor are amended in a material respect adverse to the Indemnified Parties without the prior consent of the Agent (which will not be withheld unreasonably).

     (k) (Revocation of Authorisation) An Authorisation which is material to the performance by any Relevant Company of a Relevant Document, or to the validity and enforceability of a Relevant Document, to the conduct of the Business or to the security of the Agent and the Participants, is repealed, revoked or terminated or expires, or is modified or amended or conditions are attached to it in a manner unacceptable to the Agent and which has a Material Adverse Effect, and is not replaced by another Authorisation acceptable to the Agent.

     (l) (Material adverse change) Any other event or series of events, whether related or not, occurs which has or is likely to have a Material Adverse Effect.

     (m)    (Control)  Without the prior consent of the Agent:

 (i) the Borrower or a Guarantor becomes a Subsidiary of another person;

 (ii) in the opinion of the Agent there is a change in the majority ownership, management or control of the Borrower or a Guarantor; or

 (iii) there are not at all times two independent directors reasonably satisfactory to the Agent on the board of the Borrower.

     (n)    (Compulsory acquisition)

 (i) All or any part of the Mortgaged Property or other assets of a Relevant Company is compulsorily acquired by or by order of a Governmental Agency or under law and that acquisition is likely to have a Material Adverse Effect;

 (ii) a Governmental Agency orders the sale, vesting or divesting of all or any part of the Mortgaged Property or other assets of a Relevant Company and that sale, vesting or divesting is likely to have a Material Adverse Effect; or

 (iii) a Governmental Agency takes a step for the purpose of any of the foregoing or proposes or threatens to do any of the foregoing.

     (o) (Governmental interference) A law or anything done by a Governmental Agency wholly or partially renders illegal, prevents or restricts the performance or effectiveness of a Transaction Document or otherwise has a Material Adverse Effect.

     (p)    (Environmental event)

 (i)   Any person takes action;

 (ii)    there is a claim; or

 (iii) there is a requirement of expenditure or of cessation or alteration of activity,

 under Environmental Law, which has or is likely to have a Material Adverse Effect.

18.2    Consequences

     In addition to any other rights provided by law or any Transaction Document, at any time after an Event of Default the Agent may and shall if the Majority Participants direct do all or any of the following:

     (a) by notice to the Borrower declare the Secured Moneys immediately due and payable, and the Borrower shall immediately pay the Secured Moneys;

     (b)    by notice to the Borrower cancel the Commitment;

     (c) at the cost of the Borrower, appoint a firm of independent accountants or other experts to review and report to the Agent and the Participants on the affairs, financial condition and business of any Relevant Company.

 Each Relevant Company will do everything in its power to ensure the review and report can be carried out promptly, completely and accurately. Without limitation, it will co-operate fully with the review and ensure that the accountants and experts are given access to all premises and records of each Relevant Company and are given all information concerning any Relevant Company which they require from time to time. It will ensure that all officers and employees of each Relevant Company do the same.

18.3    Cash cover for letters of credit

     (a)    Each Participant shall hold by way of cash cover:

 (i) any amount paid under clause 14.5 or clause 18.2(a) in respect of the contingent liability under a Letter of Credit or in respect of any other sum contingently owing; and

 (ii)    interest credited under this clause.

     (b)    A Participant:

 (i) may at any time apply any such moneys in or towards satisfaction of any sum at any time payable by the Borrower to the Participant under or in relation to any Transaction
Document; and

 (ii) shall apply any such moneys then remaining against any amount payable under clause 12.10.

     (c) Any moneys held under paragraph (a) (including interest) will accrue and be credited with interest at a rate and in the manner that the Participant determines would apply to deposits at call (or of any other term specified by the Agent) of a similar amount under its normal procedures.

     (d) The balance of the moneys held under paragraph (a) (including interest) will only be repayable to the extent that on any day it exceeds the amount of the Secured Moneys payable to that Participant (including without limitation the face amounts of all outstanding Letters of Credit and all amounts which are then or may subsequently become contingently owing). When ever there is such an excess that excess will be payable on demand.

18.4    Technical default in payment

     (a) Failure by the Borrower to pay an amount due will not constitute an Event of Default under clause 18.1(a)(i) if:
(i)   before the exercise of the Agent's powers  under clause
18.2 the Borrower demonstrates to the reasonable satisfaction of the Agent that it had sufficient available funds with its bankers and had given appropriate instructions to those bankers to make that payment and that the payment would have been made but for temporary technical or administrative difficulties outside the control of the Borrower; and

 (ii)    payment is received in the manner required  within 2
Business Days of the due date.

     (b)    If:  (i)   the Agent notifies the Borrower by 3.00 pm

(Sydney time) on the due date for the relevant payment that the Agent has not received the payment; and

 (ii) the Borrower does not satisfy the Agent under sub-paragraph (a)(i) in relation to that payment by close of business on that due date,

 the Agent may exercise its powers under clause 18.2 on or at any time after the Business Day following the date on which the payment was due.

 In all other cases, the Agent will not exercise its powers under clause 18.2 until the 2 Business Days referred to in paragraph (a)(ii) have passed.

19.   GUARANTEE

19.1    Guarantee

     The Guarantors jointly and severally unconditionally and irrevocably guarantee the due and punctual payment of the Secured Moneys. Each Guarantor enters into this Agreement for valuable consideration which includes, without limitation, the Indemnified Parties entering into this Agreement at its request.

19.2    Payment

     On demand from time to time each Guarantor shall pay an amount equal to the Secured Moneys then due and payable in the same manner and currency which the Borrower is required to pay the Secured Moneys under the relevant Transaction Document (or would have been but for its Liquidation).

19.3    Unconditional nature of obligation

     Neither this Agreement nor the obligations of any Guarantor under this Agreement will be affected by anything which but for this provision might operate to release, prejudicially affect or discharge them or in any way relieve any Guarantor from any obligation including, without limitation:

     (a) the grant to any person of any time, waiver or other indulgence, or the discharge or release of any person;

     (b) any transaction or arrangement that may take place between any Indemnified Party and any person;

     (c)    the Liquidation of any person;

     (d) any Indemnified Party becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or relating to any person;

     (e) any Indemnified Party exercising or delaying or refraining from exercising or enforcing any document or agreement or any right, power or remedy conferred on it by law or by any Transaction Document or by any other document or agreement with any person;

     (f) the amendment, variation, novation, replacement, rescission, invalidity, extinguishment, repudiation, avoidance, unenforceability, frustration, failure, expiry, termination, loss, release, discharge, abandonment, assignment or transfer, in whole or in part and with or without consideration, of any Transaction Document or of any other document or agreement held by any Indemnified Party at any time or of any right, obligation, power or remedy;

     (g) the taking or perfection of or failure to take or perfect a document or agreement;

     (h) the failure by any person or any Indemnified Party to notify any Guarantor of any default by any person under any Transaction Document or any other document or agreement;

     (i) any Indemnified Party obtaining a judgment against any person for the payment of any Secured Moneys;

     (j) any legal limitation, disability, incapacity or other circumstance relating to any person;

     (k) any change in any circumstance (including, without limitation, in the members or constitution of a person);

     (l) this Agreement or any other document or agreement not being valid or executed by, or binding on, any person; or

     (m)    any increase in the Secured Moneys for any reason
(including, without limitation, as a result of anything referred to above),

     whether with or without the consent of the Guarantors. None of the above paragraphs limits the generality of any other. A reference to "any person" includes, without limitation, the Borrower or any other Guarantor.

19.4    No marshalling

     No Indemnified Party is obliged to marshal or appropriate in favour of any Guarantor or to exercise, apply or recover:

     (a) any Security Interest, Guarantee, document or agreement (including, without limitation, any Transaction
Document) held by an Indemnified Party  at any time; or

     (b) any of the funds or assets that an Indemnified Party may be entitled to receive or have a claim on.

19.5    No competition

     Until the Secured Moneys have been irrevocably paid and discharged in full no Guarantor is entitled to and shall not:

     (a) be subrogated to any Indemnified Party or claim the benefit of any Security Interest or Guarantee held by any Indemnified Party at any time;

     (b) either directly or indirectly prove in, claim or receive the benefit of, any distribution, dividend or payment arising out of or relating to the Liquidation of the Borrower or any other Guarantor or any other person who gives a Guarantee or

Security Interest in respect of any Secured Moneys;  or

     (c) have or claim any right of contribution or indemnity from the Borrower or any other Guarantor or any other person who gives a Guarantee or Security Interest in respect of any Secured
Moneys.

     The receipt of any distribution, dividend or other payment by any Indemnified Party out of or relating to any Liquidation will not prejudice the right of any Indemnified Party to recover the Secured Moneys by enforcement of this Agreement.

19.6    Suspense account

     In the event of the Liquidation of the Borrower or any other person (including, without limitation, any Guarantor) each Guarantor authorises each Indemnified Party:

     (a) to prove for all moneys which the Guarantors have paid that Indemnified Party under this Agreement; and

     (b)    (i)   to retain and carry to a suspense account;  and

 (ii)    to appropriate at the discretion of the  Agent,

 any dividend received in the Liquidation of the Borrower or any other person and any other money received in respect of the Secured Moneys,

     until each Indemnified Party has been paid the Secured
Moneys in full.

19.7    Rescission of payment

     Whenever for any reason (including without limitation under any law relating to Liquidation, fiduciary obligations or the protection of creditors):

     (a) all or part of any transaction of any nature (including, without limitation, any payment or transfer) made during the term of this Agreement which affects or relates in any way to the Secured Moneys is void, set aside or voidable;

     (b)    any claim that anything contemplated by paragraph
(a) is so is upheld, conceded or compromised; or

     (c) any Indemnified Party is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset,

     each Indemnified Party will immediately become entitled against each Guarantor to all rights in respect of the Secured Moneys and the Mortgaged Property which it would have had if all or the relevant part of the transaction or receipt had not taken place. Each Guarantor shall indemnify each Indemnified Party on demand against any resulting loss, cost or expense. This clause continues after this Agreement is discharged.

19.8    Indemnity

     If any Secured Moneys (including moneys which would have been Secured Moneys if they were recoverable) are not recoverable from the Borrower for any reason (including, without limitation, any legal limitation, disability, incapacity or thing affecting the Borrower) each Guarantor shall indemnify each Indemnified Party on demand and shall pay those moneys to the relevant Indemnified Party on demand.

     This applies whether or not:

     (a) any transaction relating to the Secured Moneys was void or illegal or has been subsequently avoided; or

     (b) any matter or fact relating to that transaction was or ought to have been within the knowledge of any Indemnified
Party.

19.9    Continuing guarantee and indemnity

     This clause:

     (a)    is a continuing guarantee and indemnity;

     (b) will not be taken to be wholly or partially discharged by the payment at any time of any Secured Moneys or by any settlement of account or other matter or thing; and

     (c) remains in full force until the Secured Moneys have been paid in full and the Guarantors have completely performed their obligations under this Agreement.

19.10   Variations

     This clause covers the Secured Moneys as varied from time to time including, without limitation, as a result of:

     (a)    any amendment to, or waiver under, any Transaction
Document; or

     (b) the provision of further accommodation to the Borrower,

     and whether or not with the consent of or notice to the Guarantors. This does not limit any other provision.

19.11   Judgment

     A judgment obtained against the Borrower will be conclusive against each Guarantor.

19.12   Conditions precedent

     Any condition or condition precedent to the provision of financial accommodation is for the benefit of the Indemnified Parties and not the Guarantors. Any waiver of or failure to satisfy such a condition or condition precedent will be disregarded in determining whether an amount is part of the Secured Moneys.

19.13   [CT REQUESTED]

     Notwithstanding any other provision of any Transaction
Document, the total amount recoverable under this Agreement against [CT REQUESTED] at any time is the greater of:

     (a)    [CT REQUESTED]; or

     (b)    the value of the [CT REQUESTED] (being the [CT
REQUESTED]) as determined by reference to the most  recent
Accounts delivered to Agent under clause  17.1(a)(i) or (ii),

     or its equivalent in other currencies as determined by the Agent.

20.   INTEREST ON OVERDUE AMOUNTS

20.1    [CT REQUESTED]

     (a)    [CT REQUESTED]:

 (i)   [CT REQUESTED], if earlier;

 (ii) both before and after judgment (as a separate and independent obligation); and

 (iii)   [CT REQUESTED].

     (b) (Payment) The Borrower and each Guarantor shall pay interest accrued under this clause on demand by the Agent and on the last Business Day of each calendar quarter. [CT REQUESTED].

20.2    Rate

     The rate applicable under this clause is the sum of [CT
REQUESTED]:

     (a)    [CT REQUESTED]

     (b)    [CT REQUESTED].

21.   FEES

21.1    Fees - general

     The Borrower shall pay to the Agent and the Participants the fees agreed between them.

21.2    Letter of credit fee

     (a)    A letter of credit fee [CT REQUESTED].

     (b)    The fee is calculated on the [CT REQUESTED].

     (c) The Borrower shall pay any accrued letter of credit fee to each Participant in advance on the first Business Day of each calendar quarter.

     (d) If a Letter of Credit expires or is terminated or cancelled prior to the end of a calendar quarter, each Participant shall refund so much of the letter of credit fee paid to it which relates to that Letter of Credit with respect to the period after the date on which that Letter of Credit expired or has terminated or been cancelled.

21.3    Refund of fees

     In the event that the Agent or Participants cancel the Commitments before any financial accommodation has been provided to the Borrower under this Agreement, the Agent and the Participants shall refund to the Borrower any fees paid under clauses 21.1 and 21.2 less any costs or expenses incurred by them in relation to the Facilities or the Transaction Documents.

22.   INDEMNITIES

     On demand the Borrower shall indemnify each Indemnified Party against any loss, cost, charge, liability or expense the Indemnified Party (or any officer of employee of the Indemnified Party) may sustain or incur as a direct or indirect consequence of:

     (a) the occurrence of any Event of Default or the breach of any Transaction Document;

     (b) any exercise or attempted exercise in good faith of any right, power or remedy under any Transaction Document or any failure to exercise any right, power or remedy;

     (c) any statement in, conduct relying on or omission or alleged omission from:

 (i) any information memorandum or loan proposal prepared or authorised by it; or

 (ii) any document or information prepared, provided or authorised by it,

 or any claim in respect of any of the above (including legal costs on a full indemnity basis);

     (d) a Segment, or an amount under the LC Facility, requested in a Drawdown Notice or Selection Notice not being provided for any reason (including, without limitation, failure to fulfil any condition precedent but excluding any wilful default or gross negligence by the Indemnified Party which is claiming under this clause); or

     (e) a Participant receiving payments of principal in respect of any Segment or other portion of its Commitment before the last day of its Funding Period or day on which interest is calculated with respect to it for any reason, including, without limitation, prepayment under this Agreement, but excluding wilful default or gross negligence by the Agent.

     Without limitation the indemnity will cover any amount determined by the relevant Participant to be incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the relevant Participant to fund or maintain any Segment or amount (including loss of margin) and by reason of the reversing or termination of any agreement or arrangement entered into by the relevant Participant to hedge, fix or limit its effective cost of funding or maintaining any Segment or amount.

23.   CONTROL ACCOUNTS

     The accounts kept by the Agent constitute sufficient evidence, unless proven wrong, of the amount at any time due from the Borrower under this Agreement.

24.   EXPENSES

     On demand the Borrower shall reimburse:

     (a) the Agent for its reasonable expenses in relation to the preparation, execution and completion of the Transaction
Documents and any subsequent consent, agreement, approval, waiver or amendment;

     (b) each Indemnified Party for its expenses in relation to:

 (i)   any actual or contemplated enforcement of the  Transaction
Documents, or actual or contemplated exercise, preservation or consideration of any rights, powers or remedies under the Transaction Documents or in relation to the Mortgaged Property;
and

 (ii) any inquiry by a Governmental Agency concerning any Relevant Company or a transaction or activity for which, or in connection with which, financial accommodation or funds raised under a Transaction Document are used or provided.

     This includes, without limitation, legal costs and expenses (including in-house lawyers charged at their usual rates) on a full indemnity basis travelling and out of pocket expenses, any expenses incurred in any review or environmental audit or in retaining consultants to evaluate matters of material concern to the Indemnified Parties, and (in relation to paragraph (b)) administrative costs including any time of its executives (whose time and costs are to be charged at reasonable rates).

25.   STAMP DUTIES

     (a) The Borrower shall pay all stamp, transaction, registration and similar Taxes (including fines and penalties) which may be payable in relation to the execution, delivery, performance or enforcement of any Transaction Document or any payment or receipt or any other transaction contemplated by any Transaction Document.

     (b) Those Taxes include financial institutions duty, debits tax or other Taxes payable by return and Taxes passed on to any Indemnified Party by bank or financial institution.

     (c) On demand the Borrower shall indemnify each Indemnified Party against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the Indemnified Party to pay any Tax after having been put in funds to do so by the Borrower.

26.   SET-OFF

     If an Event of Default has occurred and subsists, the Borrower and each Guarantor severally irrevocably authorises each Indemnified Party to apply any credit balance in any currency (whether or not matured) in any of its accounts with any branch of that Indemnified Party towards satisfaction of any sum at any time due and payable by it to that Indemnified Party under or in relation to any Transaction Document. No Indemnified Party is obliged to make the application.

27.   WAIVERS, REMEDIES CUMULATIVE

     (a) No failure to exercise and no delay in exercising any right, power or remedy under any Transaction Document operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

     (b) The rights, powers and remedies provided to the Indemnified Parties in the Transaction Documents are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

28.   SEVERABILITY OF PROVISIONS

     Any provision of any Transaction Document which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of that Transaction Document nor affect the validity or enforceability of that provision in any other jurisdiction.

29.   SURVIVAL OF REPRESENTATIONS AND INDEMNITIES

     (a) All representations and warranties in any Transaction Document survive the execution and delivery of the Transaction Documents and the provision of advances and accommodation.

     (b)    Each indemnity in any Transaction Document:

 (i)   is a continuing obligation;

 (ii)    is a separate and independent obligation; and
 (iii)   survives termination or discharge of the  relevant
Transaction Document.

30.   MORATORIUM LEGISLATION

     To the full extent permitted by law all legislation which at any time directly or indirectly:

     (a) lessens, varies or affects in favour of the Borrower or a Guarantor any obligation under a Transaction Document; or

     (b) delays, prevents or prejudicially affects the exercise by any Indemnified Party of any right, power or remedy conferred by any Transaction Document,

     is excluded from the Transaction Documents.

31.   ASSIGNMENTS

31.1    Assignment by Borrower and Guarantor

     Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent acting on the instructions of all Participants.

31.2    Assignment by Participants

     A Participant may assign or transfer all or any of its rights or obligations under the Transaction Documents at any time if:

     (a)    any necessary prior Authorisation is obtained;

     (b) the Participant has obtained the consent of the Borrower (which consent must not be unreasonably withheld); and

     (c) in the case of a transfer of obligations, the transfer is effected by a substitution in accordance with clause
31.3.

31.3    Substitution certificates

     (a) If a Participant wishes to substitute a new bank or financial institution for all or part of its participation under this Agreement, it and the substitute shall in the Australian Capital Territory or outside Australia execute and deliver to the Agent four counterparts of a certificate substantially in the form of annexure I.

     (b) On receipt of the certificate, if the Agent is satisfied that the substitution complies with clause 31.2, it shall promptly:

 (i)   notify the Borrower;

 (ii) countersign the counterparts on behalf of all other parties to this Agreement;

 (iii) enter the substitution in a register kept by it (which will be conclusive); and

 (iv) retain one counterpart and deliver the others to the retiring Participant, the substitute Participant and the Borrower.

     (c) When the certificate is countersigned by the Agent the retiring Participant will be relieved of its obligations to the extent specified in the certificate and the substitute Participant will be bound by the Transaction Documents as stated in the certificate.

     (d) Each other party to this Agreement irrevocably authorises the Agent to sign each certificate on its behalf.

     (e) Unless the Agent otherwise agrees, no substitution may be made while any Drawdown Notice or Selection Notice is current.

31.4    Disclosure

     A Participant may disclose to a proposed assignee, transferee or sub-participant information which relates to any Relevant Company or was furnished in connection with the Transaction Documents if it first obtains the consent of the Borrower (who shall not unreasonably withhold or delay that consent).

31.5    No increased costs

     Despite anything to the contrary in this Agreement, if a Participant assigns its rights under this Agreement the Borrower will not be required to pay any net increase in the total amount of costs, Taxes, fees or charges which is a direct consequence of the assignment and of which the Participant or its assignee was aware or ought reasonably to have been aware on the date of the assignment or change. For this purpose only a substitution under clause 31.3 will be regarded as an assignment.

32.   RELATIONSHIP OF PARTICIPANTS TO AGENT

32.1    Authority

     (a) Subject to clause 32.15 each Participant irrevocably appoints the Agent to act as its agent under the Transaction Documents. The Agent has all powers expressly delegated to it by the Transaction Documents together with all other powers reasonably incidental to those powers.

     (b) The Agent has no duties or responsibilities except those expressly set out in the Transaction Documents.

     (c) Without limiting paragraph (a), each Participants authorises the Agent to enter into the Subordination Deed on its behalf.

32.2    Instructions; extent of discretion

     (a) In the exercise of all its rights, powers and discretions under the Transaction Documents the Agent shall act in accordance with the instructions (if any) of the Majority
Participants or (where so  specified) of all Participants.

     (b) In the absence of those instructions, the Agent need not act but may act as it sees fit in the best interests of the Participants.

     (c)    Any action taken by the Agent under the Transaction
Documents binds all the Participants.

     (d) The Agent is not obliged to consult with the Participants before giving any consent, approval or agreement or making any determination under the Transaction Documents except where this Agreement expressly provides otherwise.

32.3    No obligation to investigate authority

     (a) Neither the Borrower nor any Guarantor need enquire whether any instructions have been given to the Agent by all Participants or the Majority Participants or as to the terms of those instructions.

     (b) As between the Borrower and the Guarantors on the one hand and the Agent and the Participants on the other, all action taken by the Agent under the Transaction Documents will be taken to be authorised.

32.4    Agent not a fiduciary

     The Agent will not be taken to owe any fiduciary duty to any Participant, any Relevant Company or any other person except as expressly provided in a Transaction Document.

32.5    Exoneration

     Neither the Agent nor any of its respective directors, officers, employees, agents, attorneys, Related Corporations or successors is responsible to the Participants for, or will be liable (whether in negligence or on any other ground whatever) in respect of:

     (a) any conduct relating to, contained in or relying on, any loan proposal or information memorandum, any Transaction
Document or any document or agreement referred to in or received under any Transaction Document;

     (b) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any loan proposal or information memorandum, any Transaction Document or any other document or agreement;

     (c) any failure by any Relevant Company to perform its obligations; or

     (d) any action taken or omitted to be taken by it or them under any Transaction Document except in the case of its or their own wilful misconduct or gross negligence.

32.6    Delegation

     The Agent may employ agents and attorneys.

32.7    Reliance on documents and experts

     The Agent may rely on:

     (a) any document (including any facsimile transmission, telegram or telex) believed by it to be genuine and correct; and

     (b) advice and statements of lawyers, independent accountants and other experts selected by the Agent.

32.8    Notice of transfer

     The Agent may treat each Participant as the holder of the Participant's rights under the Transaction Documents until the Agent has received either a substitution certificate under this Agreement or a notice of assignment satisfactory to the Agent.

32.9    Notice of default

     (a) The Agent will be taken not to have knowledge of the occurrence of an Event of Default or Potential Event of Default unless the Agent has received notice from a Participant or Relevant Company stating that an Event of Default or Potential Event of Default has occurred and describing it.

     (b) If the Agent receives notice or the officers of the Agent having day to day responsibility for the transaction become aware that an Event of Default has occurred, the Agent shall notify the Participants, subject to clause 32.14(c).

32.10   Agent as Participant and banker

     (a) The Agent in its capacity as a Participant has the same rights and powers under the Transaction Documents as any other Participant. It may exercise them as if it were not acting as the Agent.

     (b) The Agent may engage in any kind of business with any Relevant Company as if it were not the Agent. It may receive consideration for services in connection with any Transaction
Document and otherwise without having to account to the Participants.

32.11   Indemnity to Agent

     (a) The Participants shall indemnify the Agent on demand (to the extent not reimbursed by any Relevant Company under any Transaction Document) ratably in accordance with their respective Commitments against any loss, cost, liability, expense or damage the Agent may sustain or incur directly or indirectly under or in relation to the Transaction Documents except to the extent that the loss, cost, liability, expense or damage arises by reason of the wilful default or gross negligence of the Agent.

     (b) No Participant is liable under this sub-clause for any of the above to the extent that they arise from the Agent's wilful misconduct or gross negligence.

     (c) The Borrower shall indemnify each Participant on demand against any amount paid under paragraph (a). This does not limit its liability under any other provision.

32.12   Independent investigation of credit

     Each Participant confirms that it has made and will continue to make, independently and without reliance on the Agent or any other Participant:

     (a) its own investigations into the affairs of the Relevant Companies; and

     (b) its own analyses and decisions whether to take or not take action under any Transaction Document.

32.13   No monitoring

     The Agent is not required to keep itself informed as to the compliance by any Relevant Company with any Transaction Document or any other document or agreement or to inspect any property or book of any Relevant Company.

32.14   Information

     (a) The Agent shall provide to each Participant a copy of each notice, report and other document which is provided to the Agent in sufficient copies for the Participants under the Transaction Documents.

     (b) The Borrower and each Guarantor authorises the Agent to provide any Participant with any information concerning any Relevant Company's affairs which may otherwise come into the possession of the Agent. The Agent is not obliged to do so.

     (c) The Agent is not obliged to disclose any information relating to any Relevant Company if in the opinion of the Agent (on the basis of the advice of its legal advisers) disclosure would or might breach a law or a duty of secrecy or confidence.

32.15   Replacement of Agent

     (a) Subject to the appointment of a successor Agent as provided in this clause:

 (i) the Agent may resign at any time by giving not less than 60 days notice to the Participants and to the Borrower; and

 (ii) the Majority Participants may remove the Agent from office by giving not less than 30 days notice to the Borrower and the Agent.

     (b)    Upon notice of resignation or removal the Majority
Participants have the right to appoint a successor Agent approved by the Borrower and who accepts the appointment.

     (c) If no successor Agent is appointed within 60 days after notice, the retiring Agent may on behalf of the Participants appoint a successor Agent approved by the Borrower who accepts the appointment.

     (d) On its appointment the successor Agent will have all the rights, powers and obligations of the retiring Agent. The retiring Agent will be discharged from its rights, powers and obligations.

     (e) The retiring Agent shall execute and deliver all documents or agreements which are necessary or in its opinion desirable to transfer to the successor Agent each Security Interest and Guarantee held by the retiring Agent in relation to the Secured Moneys or to effect the appointment of the successor Agent.

     (f) After any retiring Agent's resignation or removal, this clause will continue in effect in respect of anything done or omitted to be done by it while it was acting as Agent.

     (g) The Borrower shall not unreasonably withhold its approval of any proposed successor Agent. It shall respond as soon as practicable to any request for approval.

     (h) The Borrower need not pay the cost of the appointment of a successor Agent under this clause.

32.16   Amendment of Transaction Documents

     Each Participant authorises the Agent to agree with the other parties to any Transaction Document to amend any Transaction Document if:

     (a) the amendment will not increase the Commitments or other obligations of the Participants, change the dates or amounts of payment of any of the Secured Moneys, release any of the Mortgaged Property or amend this sub-clause or any provision under which the agreement or instructions of all Participants or the Majority Participants are required; and

     (b)    (i)   the Agent is satisfied that the amendment is
made to correct a manifest error or an error of a minor nature or that the amendment is of a formal or technical nature only;

 (ii) in the case of an amendment to the definition of Transaction Document or to the Margin, all Participants have notified the Agent of their agreement to the amendment; or

 (iii) in all other cases, the Majority Participants have, upon request by the Agent, notified the Agent of their agreement to the amendment.

     Each Participant will be bound by any amendment so agreed to by the Agent as if it were party to the relevant amendment agreement.

32.17   Subscription for Stock

     No Participant may subscribe for any Stock (as defined in the Debenture Trust Deed) unless the Agent has first consented to the issue of that Stock and the face value of that Stock.

33.   PROPORTIONATE SHARING

33.1    Sharing

     Whenever any Participant receives or recovers any money in respect of any sum due from a Relevant Company under a Transaction Document in any way (including without limitation by set-off) except through distribution by the Agent under this
Agreement:

     (a)    the Participant shall immediately notify the Agent;

     (b) the Participant shall immediately pay that money to the Agent (unless the Agent directs otherwise);

     (c) the Agent shall treat the payment as if it were a payment by the Relevant Company on account of all sums then payable to the Indemnified Parties; and

     (d)    (i)   the payment or recovery will be taken to have
been a payment for the account of the Agent and not to the Participant for its own account, and to that extent the liability of the Relevant Company to the Participant will not be reduced by the recovery or payment, other than to the extent of any distribution received by the Participant under paragraph
(c); and

 (ii) (without limiting sub-paragraph (i)) immediately on the Participant making or becoming liable to make a payment under paragraph (b), the Borrower shall indemnify the Participant against the payment to the extent that (despite sub-paragraph
(i)) its liability has been discharged by the recovery or payment.

     If the Participant is required to disgorge or unwind all or part of the relevant recovery or payment then the other Participants shall repay to the Agent for the account of the Participant the amount necessary to ensure that all the Participants share ratably in the amount of the recovery or payment retained. Paragraphs (c) and (d) above apply only to the retained amount.

33.2    Refusal to join in action

     A Participant who does not accept an invitation to join an action against the Borrower or does not share in the costs of the action (in each case having been given a reasonable opportunity to do so) is not entitled to share in any amount so recovered.

34.   AGENT DEALINGS

     Except where expressly provided otherwise:

     (a) all correspondence under or in relation to the Transaction Documents between a Participant on the one hand, and the Borrower or a Guarantor on the other, will be addressed to the Agent; and

     (b) the Participants and the Borrower and the Guarantors severally agree to deal with and through the Agent in accordance with this Agreement.

35.   ADDITION OF GUARANTORS

     (a)    (New Guarantor)  The Borrower shall ensure that:  (i)

 Fortronic becomes a Guarantor for the purposes of this Agreement by entering into a Guarantor Accession Deed within 60 days (or any longer period which the Agent and the Borrower may agree, the Agent's agreement not to be unreasonably withheld) of the first Drawdown Date; and

 (ii)    each company which becomes a Subsidiary of a  Group
Member (other than PSS for so long as any shares in PSS are owned by a person who is not a Group Member) becomes a Guarantor for the purposes of this Agreement by entering into a Guarantor Accession Deed within 60 days (or any longer period which the Agent and the Borrower may agree, the Agent's agreement not to be unreasonably withheld) of becoming a Subsidiary (each such company a New Guarantor).

     (b) (Accession Deed) Upon execution of a Guarantor Accession Deed by a New Guarantor and the Agent, the New Guarantor shall be taken to be a Guarantor for the purposes of this Agreement with all the rights and obligations as if it were an original party to this Agreement and to have made the representations and warranties in clause 16.1 and/or clause 16.3 on the date of such execution.

     (c) (Conditions precedent) The Borrower shall ensure that before a New Guarantor becomes a Guarantor, the Agent has received in form and substance satisfactory to it any document or evidence relating to that accession it may require, including
without  limitation:  (i)   (confirmation of warranties):  a
certificate signed by a director of the Borrower confirming that upon execution of the Guarantor Accession Deed the representations and warranties set out in clauses 16.1 and 16.3 will be correct in relation to the New Guarantor; and

 (ii) (verification certificate): a certificate in relation to the New Guarantor given by a director of the New Guarantor substantially in the form of annexure F with the attachments referred to and dated not earlier than 14 days before its execution of the Guarantor Accession Deed.

36.   NOTICES

     All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this
Agreement:

     (a)    must be in writing;

     (b) must be signed by an Authorised Officer of the sender; and

     (c)    will be deemed to be duly given or made:

 (i) (in the case of delivery in person or by post or facsimile transmission) when delivered, received or left at the address of the recipient shown in this Agreement or to any other address which it may have notified the sender; or

 (ii) (in the case of a telex) on receipt by the sender of the answerback code of the recipient at the end of transmission,

 but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

37.   AUTHORISED OFFICERS

     The Borrower and each Guarantor irrevocably authorises each Indemnified Party to rely on a certificate by any person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. The Borrower and each Guarantors warrants that those persons have been authorised to give notices and communications under or in connection with the Transaction Documents.

     Each Guarantor warrants that each Authorised Officer of the Borrower is authorised to sign Drawdown and Selection Notices on behalf of each Guarantor.

38.   GOVERNING LAW AND JURISDICTION

38.1    Governing Law and Jurisdiction

     This Agreement is governed by the laws of New South Wales.
The Borrower and each Guarantor submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

38.2    Process agents

     Each Relevant Company situated outside Australia
irrevocably:  (a)    nominates the Borrower as its agent to
receive service of process or other documents in any action, suit or proceedings brought in relation to any Transaction
Document; and

     (b) agrees that service of any such process or documents on the Borrower will be sufficient service on it.

     The Borrower irrevocably and unconditionally accepts that appointment.

39.   COUNTERPARTS

     This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

40.   ACKNOWLEDGEMENT BY BORROWERS AND GUARANTORS

     The Borrower and each Guarantor confirms that:

     (a) it has not entered into this Agreement in reliance on, or as a result of, any conduct of any kind of or on behalf of any Indemnified Party or any Related Corporation of any Indemnified Party (including, without limitation, any advice, warranty, representation or undertaking); and

     (b)    neither any Indemnified Party nor any Related
Corporation of any Indemnified Party is obliged to  do anything
(including, without limitation, disclose anything or give advice),

     except as expressly set out in the Transaction Documents or in writing duly signed by or on behalf of any Indemnified Party or Related Corporation.

41.   CONSENTS AND OPINIONS

     Except where expressly stated any Indemnified Party may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise rights, powers and remedies at its absolute discretion.

 EXECUTED in Sydney.

Each attorney executing this Agreement states that he has no notice of revocation or suspension of his power of attorney.

BORROWER

SIGNED on behalf of  ) AMERICAN BANKNOTE AUSTRALASIA  ) LIMITED
) by its attorney   ) in the presence of:  )    Signature

    Witness    Print name

  Print name

 GUARANTORS

SIGNED on behalf of  ) ABN HOLDINGS PTY LIMITED    ) by its
attorney    ) in the presence of:  )    Signature

    Witness  Print name

  Print name



SIGNED on behalf of  ) ABN PACIFIC PTY LIMITED    ) by its
attorney    ) in the presence of:  )    Signature

    Witness  Print name

  Print name

 SIGNED on behalf of  ) ABN SECURITY PTY LIMITED    ) by its
attorney    ) in the presence of:  )    Signature

    Witness  Print name

  Print name

 SIGNED on behalf of  ) ABN NEW ZEALAND  LIMITED    ) by its
attorney    ) in the presence of:  )    Signature

    Witness  Print name

  Print name

PARTICIPANTS:

SIGNED on behalf of ) BANKERS TRUST AUSTRALIA LIMITED ) by its attorney in the presence of: ) Signature

    Witness    Print name

  Print name



AGENT

 SIGNED on behalf of  ) BT MANAGEMENT SERVICES PTY  ) LIMITED by
its attorney in the  ) presence of:    )     Signature

    Witness  Print name

  Print name